UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ION Geophysical Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPECIAL MEETING OF SHAREHOLDERS
To Be Held February 23, 2021
January 22, 2021
To ION’s Shareholders:
You are cordially invited to attend a Special Meeting of Shareholders of ION Geophysical Corporation, which will be held on February 23, 2021, at 10:30 a.m., Central Time, in the offices of the Company located at 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042.
The Special Meeting will be held to:
1.
approve the Restructuring Transactions (as defined in the Proxy Statement);

2.
approve amendments to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares; and

3.
approve an amendment to the Company’s Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder.

The accompanying Special Meeting Proxy Statement contains complete details on these proposals. Your understanding of and participation in the Special Meeting are important, regardless of the number of shares you hold. To ensure your representation, we encourage you to vote your shares as soon as practicable.
Thank you for your continued support of ION Geophysical Corporation. We look forward to seeing you on February 23, 2021.
Sincerely,
Christopher T. Usher
President and Chief Executive Officer

ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 100
Houston, Texas 77042-2844
(281) 933-3339

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held February 23, 2021

ION Geophysical Corporation (the “Company”, or “ION”) will hold a Special Meeting of Shareholders (the “Special Meeting”) in the offices of ION located at 2105 CityWest Boulevard, Suite 100, Houston, Texas, 77042, on February 23, 2021, at 10:30 a.m., Central Time. The Special Meeting will be held to:
1.
approve the Restructuring Transactions (as defined in the Proxy Statement);

2.
approve amendments to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares; and

3.
approve an amendment to the Company’s Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder.

ION’s Board of Directors has set January 22, 2021, as the record date for the Special Meeting. This means that owners of ION common stock at the close of business on that date are entitled to receive this notice and vote at the Special Meeting and any adjournments or postponements of the Special Meeting. Each share of our common stock is entitled to one vote. As of the record date, there were 14,981,513 shares of our common stock outstanding.
If you are the registered owner of shares of our common stock as of the record date, you may vote those shares by attending the Special Meeting and voting in person.
Your vote is very important, and your prompt cooperation in voting your proxy is greatly appreciated. If you are unable to attend the meeting, we urge you to vote by proxy in any one of the following three ways:
•
VIA THE INTERNET, which we encourage if you have Internet access, at the address shown on your proxy card;

•
BY TELEPHONE, using the toll-free telephone number shown on the proxy card; or

•
BY MAIL, by completing, signing and returning the enclosed proxy card in the postage-paid envelope.

By Authorization of the Board of Directors
Matthew Powers
Executive Vice President, General Counsel and Corporate Secretary
January 22, 2021
Houston, Texas

ION GEOPHYSICAL CORPORATION
2105 CityWest Boulevard, Suite 100
Houston, Texas 77042-2844
(281) 933-3339

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held February 23, 2021

GENERAL INFORMATION
This Special Meeting Proxy Statement (“Proxy Statement”) is furnished to stockholders of ION Geophysical Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on February 23, 2021, at 10:30 a.m., Central Time, in the offices of the Company located at 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855, and at any adjournments or postponements thereof. In this Proxy Statement, references to “ION,” the Company, “we,” “us,” “our” and similar expressions refer to ION Geophysical Corporation, unless the context of a particular reference provides otherwise.
The proxy materials, including this Proxy Statement and the proxy card, are first being distributed and made available on or about January 22, 2021.
The mailing address of our principal executive offices is 2105 CityWest Boulevard, Suite 100, Houston, Texas, 77042. All properly completed and returned proxies for the Special Meeting will be voted at the Special Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the Special Meeting. The proxies also may be voted at any adjournments or postponements of the Special Meeting.
The Special Meeting will be held to:
1.
approve the Restructuring Transactions (as defined in the Proxy Statement);

2.
approve amendments to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares; and

3.
approve an amendment to the Company’s Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder.

Important Notice Regarding the Availability of Proxy Materials
For the Special Shareholders’ Meeting to be held on February 23, 2021
The Proxy Statement is available at www.iongeo.com under “Investors — Investor Materials — Stockholders.”

ABOUT THE SPECIAL MEETING	1
OWNERSHIP OF EQUITY SECURITIES OF ION	5
PROPOSAL 1 – APPROVAL OF THE RESTRUCTURING TRANSACTIONS	7
PROPOSAL 2 – APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK	13
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	17
COMPENSATION DISCUSSION AND ANALYSIS	18
COMPENSATION COMMITTEE REPORT	31
SUMMARY COMPENSATION TABLE	32
2020 GRANT OF PLAN BASED AWARDS	34
EMPLOYMENT AGREEMENTS	35
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	38
2020 OPTION EXERCISES AND STOCK VESTED	40
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	41
2020 PENSION BENEFITS AND NONQUALIFIED PREFERRED COMPENSATION	48
EQUITY COMPENSATION PLAN INFORMATION	49
CEO PAY RATIO DISCLOSURE	50
DIRECTOR COMPENSATION	51
PROPOSAL 3 – APPROVAL OF AMENDMENTS TO THE COMPANY’S THIRD AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN	53
OTHER MATTERS	60
SOLICITATION OF PROXIES	60
HOUSEHOLDING OF PROXIES	60
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	60
ANNEX A: PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION	A-1
ANNEX B: PROPOSED AMENDMENTS TO 2013 LTIP	B-1

i

ABOUT THE SPECIAL MEETING
What is the purpose of the Special Meeting?
The purpose of the Special Meeting is to:
1.
approve the Restructuring Transactions (as defined in the Proxy Statement);

2.
approve amendments to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares; and

3.
approve an amendment to the Company’s Third Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder.

What is a proxy, a proxy solicitation and a proxy statement?
A proxy is your legal designation of another person to vote the stock you own on your behalf. That other person is also referred to as a “proxy.” A proxy solicitation is a request that a corporate shareholder authorize another person to cast the shareholder’s vote at a corporate meeting. Our Board has designated Christopher T. Usher and James M. Lapeyre, Jr. as proxies for the Special Meeting. By completing and submitting the enclosed proxy card, you are giving Mr. Usher and Mr. Lapeyre the authority to vote your shares in the manner you indicate on your proxy card. A proxy statement is an informational document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you, in a proxy solicitation, to sign a proxy card designating individuals as proxies to vote on your behalf.
Who is soliciting my proxy?
Our Board is soliciting proxies on its behalf to be voted at the Special Meeting. All costs of soliciting the proxies will be paid by ION. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of Common Stock held by such persons. ION will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of ION’s directors, officers and other employees, without extra compensation, might supplement this solicitation by telephone, personal interview or other communication. ION has also retained Georgeson LLP to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fee not to exceed $11,500 plus reimbursement for out-of-pocket expenses.
What are the voting rights of holders of Common Stock?
Each outstanding share of Common Stock is entitled to one vote on each matter considered at the Special Meeting.
What is the difference between a “shareholder of record” and a shareholder who holds stock in “street name”?
If your shares are registered directly in your name, you are a shareholder of record. If your shares are registered in the name of your broker, bank or similar organization, then you are the beneficial owner of shares held in street name.
Where will the Special Meeting be held?
The Special Meeting will be held on the 1st Floor of 2105 CityWest Boulevard in Houston, Texas.
Directions: The site for the Special Meeting is located on CityWest Boulevard off of West Sam Houston Parkway South (“Beltway 8”), near the intersection of Beltway 8 and Briar Forest Drive. Traveling south on the Beltway 8 feeder road after Briar Forest Drive, turn right on Del Monte Drive. Enter Garage Entrance 3 on your immediate left. Advise the guard that you are attending the ION Special Meeting. You may be required to show your driver’s license or other photo identification. The guard will then direct you where to park in the visitors’ section of the parking garage. The guard can also direct you to 2105 CityWest Boulevard, which is directly south of the garage. Once in the building, check in at the security desk where you will then be directed to the first floor receptionist.
SPECIAL NOTE REGARDING POTENTIAL CHANGES TO OUR MEETING:   Although we intend to hold our special meeting in person, we are sensitive to concerns our shareholders may have, and recommendations that public health officials may issue, in light of the coronavirus (COVID-19) pandemic. Accordingly, we may impose additional procedures or limitations on meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce this decision in advance and details will be posted on our website, and filed with the SEC. We encourage you to check our website (www.iongeo.com under “Investors — Investor Materials — Special Meeting) prior to the meeting if you plan to attend.
What is the record date and what does it mean?
The record date for the Special Meeting is January 22, 2021. The record date is established by the Board as required by Delaware law (the state in which we are incorporated). Holders of Common Stock at the close of business on the record date are entitled to receive notice of the Special Meeting and vote at the Special Meeting and any adjournments or postponements of the Special Meeting.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock constitutes a quorum. We need a quorum of shareholders to hold a validly convened Special Meeting. If you have submitted your proxy, your shares will be counted toward the quorum. If a quorum is not present, the chairman may adjourn the Special Meeting, without prior notice other than by announcement at the Special Meeting, until the required quorum is present. As of the record date, 14,981,513 shares of Common Stock were outstanding. Thus, the presence of the holders of Common Stock representing at least 7,490,757 shares will be required to establish a quorum. Abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.
How are abstentions and broker non-votes counted?
Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will have the same effect as a vote against each of the proposals. Broker non-votes are not counted as votes cast and will have no effect on Proposals 1 and 3, but will have the same effect as votes against on Proposal 2.
What are broker non-votes?
A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the beneficial owner has not provided any voting instructions to the broker on that matter. NYSE rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote for the proposal without voting instructions. If a proposal is not routine, the broker may vote on the proposal only if the owner has provided voting instructions. If a broker does not receive voting instructions for a non-routine proposal, the broker will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” None of the proposals below are considered to be a routine matter under current NYSE rules, so your broker will not have discretionary authority to vote your shares held in street name at the Special Meeting.
How do I vote?
You may vote your shares in any of the following four ways:
1.
Via the Internet.   You may vote your shares via the Internet by following the instructions on your proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote through the Internet by following the instructions on the proxy card provided by your broker, bank or other holder of record.
2.
By Telephone.   You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. If you own your shares in “street name” or in a nominee account, you may place your vote by telephone by following the instructions on the proxy card provided by your broker, bank or other holders of record.

3.
By Mail.   Mark your voting instructions on, and sign and date, the proxy card and return it to Matthew Powers, Executive Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855. If you mail your proxy card, Mr. Powers must receive it before the polls close at the Special Meeting.

4.
In Person.   You may deliver your completed proxy in person at the Special Meeting. If your shares are held in “street name” or a nominee account, you will need to obtain a proxy form from the institution that holds your shares in order to vote at the Special Meeting. The Board recommends that you vote by one of the three methods above even if you plan to attend the Special Meeting.

How can I revoke a proxy?
A shareholder can revoke a proxy prior to the vote at the Special Meeting by (a) giving written notice to the Corporate Secretary of ION, (b) delivering a later-dated proxy or (c) voting in person at the Special Meeting. Written notice to the Corporate Secretary should be sent to Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855. If you hold shares through a bank or broker, you must contact that bank or broker in order to revoke any prior voting instructions. Any revocation must be received before the polls close at the Special Meeting.
What are my voting choices?
In voting on approving the Restructuring Transactions (defined below) (Proposal 1), shareholders may vote in one of the following ways:
(a)
for the proposal,

(b)
against the proposal or

(c)
abstain from voting.

The proposal to approve the Restructuring Transactions requires a majority of the votes cast FOR the proposal. Abstentions are treated as votes cast and will have the same effect as a vote against the proposal.
The Board recommends a vote “FOR” the proposal.
In voting on approving amendments to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of capital stock (Proposal 2), shareholders may vote in one of the following ways:
(a)
for the proposal,

(b)
against the proposal, or

(c)
abstain from voting.

The proposal to approve the amendments to the Company’s Restated Certificate of Incorporation requires the affirmative vote of the majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.
The Board recommends a vote “FOR” the proposal.
In voting on approving amendments to the Company’s Third Amended and Restated Long-Term Incentive Plan (Proposal 3), shareholders may vote in one of the following ways:
(a)
for the proposal,

(b)
against the proposal, or

(c)
abstain from voting.

The proposal to approve the amendments to the Company’s LTIP requires a majority of the votes cast FOR the proposal. Abstentions are treated as votes cast and will have the same effect as a vote against the proposal.
The Board recommends a vote “FOR” the proposal.
What if I do not specify a choice for a matter when submitting my proxy?
Shareholders should specify their choice for each matter on their proxy. If no instructions are given on an otherwise properly submitted proxy, that proxy will be voted “FOR” all the proposals.
Could other matters be decided at the Special Meeting?
No. Our Bylaws provide that business transacted at any special meeting of shareholders shall be limited to the purposes stated in a resolution approved by a majority of the Board or a committee designated for such purpose by the Board.
Will I have electronic access to the proxy materials?
The notice of Special Meeting and Proxy Statement are posted on ION’s Internet website at www.iongeo.com under “Investor Relations — Investor Materials — Special Meeting.

OWNERSHIP OF EQUITY SECURITIES OF ION
The following table sets forth information as of January 2, 2021, with respect to the number of shares of Common Stock owned by (i) each person known by us to be a beneficial owner of more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our executive officers named in the 2020 Summary Compensation Table included in this Proxy Statement (except Steven A. Bate, who ceased serving as Chief Financial Officer on February 1, 2020) and (iv) all of our directors and executive officers named in the 2020 Summary Compensation Table (save for Mr. Bate) as a group. Except where information was otherwise known by us, we have relied solely upon filings of Schedules 13D and 13G to determine the number of shares of our Common Stock owned by each person known to us to be the beneficial owner of more than 5% of our Common Stock as of such date.
Name of Owner	Common Stock(1)	Rights to Acquire(2)	Restricted Stock(3)	Percent of Common Stock(4)
BGP Inc., China National Petroleum Corporation(5)	1,585,969			10.6%
James M. Lapeyre, Jr.(6)	1,526,991		2,500	10.2%
Renaissance Technologies(7)	1,046,590			7.0%
Footprints Asset Management & Research, Inc.(8)	1,030,273			6.9%
Laitram, L.L.C.(9)	979,816			6.5%
Empery Asset Management, LP(10)	832,314			5.6%
Christopher T. Usher	78,278	39,163	197,766	2.1%
Kenneth G. Williamson	74,678	56,667	89,430	1.5%
David H. Barr	27,933		2,500	*
Michael Y. McGovern	2,293		2,500	*
S. James Nelson, Jr.	19,266		2,500	*
John N. Seitz	21,259		2,500	*
Tina L. Wininger	2,362		2,500	*
HuaSheng Zheng	3,435		2,500	*
Dale J. Lambert	16,803	10,039	29,222	*
Michael L. Morrison	1,528	7,746	59,611	*
Matthew R. Powers	14,496	33,166	38,443	*
All directors and executive officers as a group (13 Persons)	1,793,413	155,221	441,583	15.8%

*
Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are unvested restricted stock holdings or (ii) may be acquired through stock option exercises.

(2)
Represents shares of Common Stock that may be acquired upon the exercise of stock options held by our officers and directors that are currently exercisable or will be exercisable on or before March 2, 2021.

(3)
Represents unvested shares subject to a vesting schedule, forfeiture risk and other restrictions. Although these shares are subject to risk of forfeiture, the holder has the right to vote the unvested shares unless and until they are forfeited.

(4)
Assumes shares subject to outstanding stock options that such person has rights to acquire upon exercise, presently and on or before March 2, 2021, are outstanding.

(5)
The address for BGP Inc., China National Petroleum Corporation is No. 189 Fanyang Middle Road, ZhuoZhou City, HeBei Province 072750 P.R. China.

(6)
The shares of Common Stock held by Mr. Lapeyre include 129,402 shares that Mr. Lapeyre holds as a custodian or trustee for the benefit of his children, and 979,816 shares owned by Laitram, L.L.C. (which are set forth in the table under Laitram, L.L.C.), in all of which Mr. Lapeyre disclaims any beneficial interest. Please read note 9 below. Mr. Lapeyre has sole voting power over only 417,773 of these shares of Common Stock.
(7)
The address for Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

(8)
The address for Footprints Asset Management & Research, Inc. is 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154.

(9)
The address for Laitram, L.L.C. is 220 Laitram Lane, Harahan, Louisiana 70123. Mr. Lapeyre is the President and Manager of Laitram. Please read note 6 above. Mr. Lapeyre disclaims beneficial ownership of any shares held by Laitram.

(10)
The address for Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

PROPOSAL 1 — APPROVAL OF THE RESTRUCTURING TRANSACTIONS
Introduction
To address the pending maturity of the $120.6 million aggregate principal amount of our 9.125% Senior Secured Second Priority Notes due 2021 (the “Existing Second Lien Notes”) and to provide a mechanism to reduce our financial leverage in the future, we executed a Restructuring Support Agreement (the “Restructuring Support Agreement”) with approximately 84% of the holders of such notes (the “Supporting Noteholders”) pursuant to which we committed to use our reasonable efforts to effect the following transactions (collectively, the “Restructuring Transactions”):
(i)
an offer to exchange (the “Exchange Offer”) all outstanding Existing Second Lien Notes, with each $1,000 principal amount of such Notes tendered exchanged for (a) $150 in cash, (b) $850 of New Second Lien Convertible Notes (as defined below), subject to certain rights to instead deliver or receive Common Stock, and (c) $35, at the Company’s option, either in (I) cash, (II) Common Stock at $2.57 (the “Deal Price”), or (III) New Second Lien Convertible Notes (collectively, the “Exchange Consideration”), plus payment of all accrued and unpaid interest; and

(ii)
the granting of the right to all holders of ION’s Common Stock to participate in a rights offering (the “Rights Offering”) to subscribe for a pro rata share (with over-subscription rights) of up to $50 million of New Second Lien Convertible Notes issued at par, or Common Stock issued at the Deal Price.

The “New Second Lien Convertible Notes” will accrue interest at the rate of 8.0% per annum, mature on December 15, 2025, be secured on a second-priority basis, subject to liens securing ION’s obligations under the Revolving Credit and Security Agreement by and between ION, the guarantors signatory thereto, and PNC Bank, National Association (as amended, the “Credit Agreement”), and unconditionally guaranteed by certain ION subsidiaries. Holders of the New Second Lien Convertible Notes may convert all or any portion of their notes at their option at any time prior to the maturity date. The conversion price of the New Second Lien Convertible Notes shall be $3.00 per share. ION will have the right, on or after the 18 month anniversary of the issue date, to convert all or part of the outstanding New Second Lien Convertible Notes if ION’s Common Stock has a 20 trading day VWAP of at least 175% of the conversion price then in effect, which would currently equal $5.25 per share. Holders of the New Second Lien Convertible Notes will also be entitled to certain voting rights and the right to designate two independent directors to ION’s Board of Directors.
If the Restructuring Transactions are consummated, we could issue up to $151.7 million aggregate principal amount of New Second Lien Convertible Notes, which could be converted into 50.6 million shares of common stock, representing approximately 77.1% of the total shares of common stock outstanding following the Restructuring Transactions. This excludes the shares of common stock subject to issuance pursuant to our LTIP. The actual number of shares of common stock that could be issued as a result of the Restructuring Transactions may be different than the amount indicated, however, due to, among other things, the participation levels in both the Exchange Offer and the Rights Offering and the ability of the Company, any noteholders participating in the Exchange Offer, and any participants in the Rights Offering to elect to deliver or receive cash in certain circumstances. For additional details regarding the potential dilutive effects of the Restructuring Transactions, see “— Dilutive Effects of the Restructuring Transactions” below.
Through this proposal, we are seeking stockholder approval of the Restructuring Transactions. Rule 312.03 of the NYSE Listed Company Manual requires stockholder approval before we may permissibly issue common stock to a related party, subject to certain exceptions; issue common stock, or securities convertible into or exercisable for common stock, if the common stock has, or will upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance, or be, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance, subject to certain exceptions; or engage in a transaction that could result in a change of control of the Company. As a result, our commencement and consummation of the Restructuring Transactions are conditioned on, among other things, the receipt of stockholder approval of this proposal to approve the Restructuring Transactions, as well as the approval of the authorized share increase proposal (together with this proposal, the “Restructuring Proposals”). If we receive the requisite stockholder vote to approve the Restructuring Proposals, and all other conditions to the Restructuring Transactions described in this proxy statement are satisfied, we intend to commence and complete the Restructuring Transactions as promptly as practicable. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. See “— Recommendation and Vote Required.”
In connection with the Rights Offering, we intend to enter into backstop agreements (the “Backstop Agreements”) with one or more parties (the “Backstop Parties”) pursuant to which the Backstop Parties agree to purchase New Second Lien Convertible Notes at par or shares of common stock at the Deal Price (the “Backstop Commitment”) in an amount up to $50,000,000. There can be no assurance that we will enter into Backstop Agreements for such amount or any lesser amount. Any Backstop Commitment will be subject to customary terms and conditions, including payment of backstop fee in an amount up to 5% of the Backstop Commitment.
Certain Considerations Relevant to the Restructuring Transactions
On December 17, 2020, the Board met, considered, and approved the Restructuring Support Agreement committing us to pursue the Restructuring Transactions. Although the Board determined that the Restructuring Transactions are advisable and in the best interests of the Company and our stockholders, the Restructuring Transactions involve certain considerations that, in isolation, may be viewed as negative. These considerations include, but are not limited to, the following:
•
Existing stockholders will see their proportionate ownership interest in the Company on a fully converted basis significantly reduced as a result of the Restructuring Transactions, even if they elect to participate in full in the Rights Offering.

•
Sales of substantial amounts of our common stock in the public market, and the availability of shares for sale, from any conversion of the New Second Lien Convertible Notes being issued in the Restructuring Transactions could adversely affect the prevailing market price of our common stock and cause the market price of our common stock to remain low for a substantial period of time.

•
Holders of New Second Lien Convertible Notes will be entitled to certain pre-conversion voting rights and have the right to appoint two independent directors to our Board, which may impact the ability of our existing stockholders to influence our corporate strategies and the outcome of any stockholder vote.

•
If any person or group, including any holder or group of holders of New Second Lien Convertible Notes, owns more than 50% of the voting power for the election of our directors following consummation of the Restructuring Transactions, we will be a “controlled company” within the meaning of the NYSE listing standards, which could lessen the governance protections afforded to our stockholders and could make our common stock less attractive to some investors or otherwise harm our stock price.

•
If approved, the Restructuring Transactions may, in the future, result in a change in ownership as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which would limit our ability to use certain deferred tax assets (consisting primarily of U.S. federal net operating losses (“NOLs”) that are not currently deductible for tax purposes).

If this proposal to approve the Restructuring Transactions is not approved by the requisite stockholder vote, we will not commence the Restructuring Transactions and any Backstop Commitment would terminate pursuant to its terms.
We cannot guarantee that we will be able to complete the Restructuring Transactions in a timely manner or at all, even if they are approved by stockholders and commenced. Further, we cannot guarantee that we will be able to identify or complete a financing alternative that would be as beneficial to our capital structure as the Restructuring Transactions. Failure to complete the Restructuring Transactions on our expected timeline could have a material adverse effect on our financial condition and results of operations.
If we are unable to complete the Restructuring Transactions, including the Rights Offer, Exchange Offer and Consent Solicitation and to extend the upcoming maturities of our debt obligations, we will consider other restructuring alternatives available to us at that time. Those alternatives may include seeking asset dispositions, entering into joint ventures, issuing additional debt and obtaining relief under the U.S. Bankruptcy Code, all of which involve uncertainties, potential delays, significant costs and other risks.
The Exchange Offer
The following is a discussion of the currently expected key terms of the Exchange Offer. This discussion assumes that each of the Restructuring Proposals are approved by our stockholders. We do not expect to commence the Exchange Offer unless and until, among other things, we receive the requisite stockholder approval of the Restructuring Proposals and until the fulfillment or waiver of certain other conditions described in the Restructuring Support Agreement.
We will offer to all holders of our outstanding Existing Second Lien Notes to exchange their Existing Second Lien Notes, with each $1,000 principal amount of such Notes tendered, for (a) $150 in cash, (b) $850 of New Second Lien Convertible Notes, subject to certain rights to instead deliver or receive Common Stock, and (c) $35, at the Company’s option, either in (I) cash, (II) Common Stock at the Deal Price, or (III) New Second Lien Convertible Notes (collectively, the “Exchange Consideration”), plus payment of all accrued and unpaid interest.
The New Second Lien Convertible Notes will have the terms as described below. All Existing Second Lien Notes that remain outstanding following the completion of the Exchange Offer will be subordinated to the New Second Lien Convertible Notes. In conjunction with the Exchange Offer, we are soliciting consents from the holders of the Existing Second Lien Notes to certain proposed amendments to the indenture governing the Existing Second Lien Notes to eliminate substantially all of the restrictive covenants and certain of the default provisions contained in such indenture and release all of the collateral securing the Existing Second Lien Notes. As the Supporting Noteholders represent a majority of the Existing Second Lien Notes, we expect to receive the requisite consents in the consent solicitation.
The Exchange Offer is conditioned upon the valid tender of Existing Second Lien Notes (which are not validly withdrawn) in an aggregate principal amount constituting at least 95% of the aggregate principal amount outstanding of such Existing Second Lien Notes.
The Rights Offering
The following is a discussion of the currently expected basic terms of the Rights Offering. This discussion assumes that each of the Restructuring Proposals are approved by our stockholders. We do not expect to commence the Rights Offering unless and until, among other things, we receive the requisite stockholder approval of the Restructuring Proposals and until the fulfillment or waiver of certain other conditions described in the Restructuring Support Agreement.
We will distribute, at no charge, to the holders of our common stock (the “rights holders”) on the Record Date non-transferable rights (with over-subscription rights) to purchase up to $50,000,000 of (i) 8.00% Senior Secured Second Priority Notes due 2025 (the “Notes”) at par, (ii) shares of ION common stock, par value $0.01 per share, at the Deal Price or (iii) any combination thereof. We will use the net proceeds from the Rights Offering, if it is completed, to pay a portion of the exchange consideration in the Exchange Offer and for working capital purposes. Stockholders are not required to exercise all or any portion of the rights they receive in the Rights Offering. To complete the Rights Offering and effect the Restructuring Transactions, we must receive net proceeds of at least $20,000,000.
The rights will expire no more than 30 days, or such other period as set by the Board, after the rights are first issued to stockholders (the “expiration date”), unless extended by us. Stockholders may exercise their rights at any time during the subscription period.
Description of the New Second Lien Convertible Notes
General
The New Second Lien Convertible Notes will accrue interest at the rate of 8.0% per annum, mature on December 15, 2025, be secured on a second-priority basis, subject to liens securing ION’s obligations under its existing Credit Agreement, and unconditionally guaranteed by certain ION subsidiaries. Holders of the New Second Lien Convertible Notes may convert all or any portion of their notes at their option at any time prior to the maturity date. The conversion price of the New Second Lien Convertible Notes shall be $3.00 per share. ION will have the right, on or after the 18 month anniversary of the issue date, to convert all or part of the outstanding New Second Lien Convertible Notes if ION’s Common Stock has a 20 trading day VWAP of at least 175% of the conversion price then in effect, which would currently equal $5.25 per share. Holders of the New Second Lien Convertible Notes will also be entitled to certain voting rights and the right to designate two independent directors to ION’s Board of Directors.
The New Second Lien Convertible Notes:
•
will be senior obligations of ION;

•
will be secured on a second-priority basis, equally and ratably with all obligations of ION under any future Parity Lien Debt, by Liens on all of the assets of ION other than the Excluded Assets, subject to the Liens securing ION’s obligations under the Credit Agreement and any other Priority Lien Debt and other Permitted Prior Liens;

•
will be effectively junior to any Permitted Prior Liens, to the extent of the value of the assets of ION subject to those Permitted Prior Liens;

•
will be senior in right of payment to any future subordinated Indebtedness of ION, if any;

•
will be unconditionally guaranteed by the Guarantors; and

•
will be structurally subordinated to all existing and future Indebtedness, claims of holders of preferred stock and other liabilities of Subsidiaries of ION that do not guarantee the New Second Lien Convertible Notes.

Additional Voting and Other Rights
ION will issue one (1) share of Series A Preferred Stock (the “Series A Preferred Stock”) to the Trustee to (i) provide certain rights and protections to the holders of the New Second Lien Convertible Notes and (ii) allow, under certain circumstances detailed below, the holders to vote on an “as-converted” basis. The Trustee shall take direction from holders of 50.1% of the New Second Lien Convertible Notes for any action requiring the consent of the holder of the Series A Preferred Stock or each act on which the holder of the Series A Preferred Stock is entitled to vote.
Following a default or event of default under the New Second Lien Convertible Notes Indenture, the Series A Preferred Stock shall be entitled to vote with the common stock of the Company as a single class and having voting power equal to the number of shares of common stock issuable upon the conversion of the New Second Lien Convertible Notes.
In addition, at all times when the common stock is entitled to vote thereon, the Series A Preferred Stock shall be entitled to vote with the common stock of the Company as a single class and having voting power equal to the number of shares of common stock issuable upon the conversion of the New Second Lien Convertible Notes for any transaction: (a) modifying, amending, supplementing or waiving any provision of the Company’s organizational documents; or (b) entering into any merger, consolidation, sale of all or substantially all of the assets of the Company, or other business combination transaction.
The holder of the Series A Preferred Stock shall have the right to appoint two (2) directors to the Board of the Company, both of whom shall be independent.
The one share of Series A Preferred Stock shall (i) rank pari passu in respect of voting rights with respect to the common stock of the Company, (ii) have a liquidation preference equal to $1.00, (iii) not produce preferred dividends or ordinary dividends, (iv) not be transferable, except to a successor Trustee under the terms of the New Second Lien Convertible Notes Indenture, (v) not be convertible into any other class of equity of the Company and (vi) not be granted registration rights. The Series A Preferred Stock shall be governed in all respects by Delaware law.

The Series A Preferred Stock may be redeemed by the Company upon the conversion into common stock of, in the aggregate, 75% or more of the New Second Lien Convertible Notes that were issued on the Closing Date. The redemption price shall be $1.00.
Material Differences between the New Second Lien Convertible Notes and the Existing Second Lien Notes
The terms of the New Second Lien Convertible Notes are similar to the Existing Second Lien Notes except for certain differences including, among others, the decrease of the interest rate to 8.00% from 9.125%, the extension of the maturity until 2025, the addition of the holders’ right to convert the notes at any time at a conversion price of $3.00, the addition of the holders’ voting and other governance rights as described above, and the tightening of certain covenants and baskets, including tightening permitted asset sales and the permitted uses of net proceeds therefrom, reducing permitted indebtedness under our first lien credit facility to $75,000,000 from $100,000,000, and tightening the restricted payments covenant.
The foregoing description of the New Second Lien Convertible Notes is subject to, and should be read in conjunction with, our description of the Restructuring Transactions and the New Second Lien Convertible Notes in our Current Report on Form 8-K filed on December 23, 2020, including the Description of Notes attached as an exhibit thereto (the “Description of Notes”). Capitalized terms used in the foregoing description and not otherwise defined herein shall have the meanings ascribed to them in the Description of Notes.
Conditions to the Restructuring Transactions
The obligations of the parties to consummate the Restructuring Transactions is subject to the satisfaction of certain closing conditions (which may be waived in whole or in part by us or the Supporting Noteholders), including:
(i)
the necessary stockholder approvals have been obtained at the Special Meeting;

(ii)
the Exchange Offer shall have expired in accordance with its terms, with the Company having received valid tenders of 95% of principal amount of outstanding Existing Second Lien Notes in the Exchange Offer, or such lesser percentage as agreed by the Company and the Supporting Noteholders; and

(iii)
the Rights Offering shall have been closed and generated net proceeds to the Company of at least $20 million.

Interests of Our Officers, Directors, and Principal Stockholders in the Restructuring Transactions
A change in control under certain of our employee compensation plans and awards and management service agreements would require the accelerated vesting of certain outstanding and unvested equity awards. Our named executive officers have been requested to waive any such vesting acceleration.
Effect of the Restructuring Transactions on Our Incentive Plans
The Compensation Committee of the Board will determine, at the appropriate time, whether the issuance and sale of our common stock in the Restructuring Transactions will result in an equitable adjustment to outstanding awards under our incentive plans or other outstanding awards, based upon, among other things, the market price of shares of our common stock for periods prior to and after the Restructuring Transactions have been commenced and completed.
Dilutive Effects of the Restructuring Transactions
Set forth below, for illustrative purposes only, are three scenarios, as of January 22, 2021, that indicate the effect that the Restructuring Transactions could have on our existing stockholders following the Restructuring Transactions. Each scenario assumes the requisite stockholders approve the proposal to approve the Restructuring Transactions. All numbers are approximated for illustrative purposes only.
Scenario A.   95% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $20 million of rights in the Rights Offering are exercised for New Second Lien Convertible Notes.

Scenario B.   97.5% of the outstanding Existing Second Lien Notes are tendered in the Exchange Offer. $35 million of rights in the Rights Offering are exercised and equally split between New Second Lien Convertible Notes and shares of Common Stock.
Scenario C.   All outstanding Existing Second Lien Notes are tendered in the Exchange Offer. All rights in the Rights Offering are exercised for shares of Common Stock.
The following table details the beneficial ownership of our existing shareholders under the three scenarios described above.
	Beneficial Ownership Pre-Transaction		Beneficial Ownership Post-Transaction (Pre-Conversion of New Notes)		Beneficial Ownership Post-Transaction (Post-Conversion of New Notes)
Scenario	Shares	Percentage	Shares	Percentage	Shares	Percentage
A	14.993	100%	14.993	100%	55.782	26.88%
B	14.993	100%	22.142	67.71%	62.946	23.82%
C	14.993	100%	35.421	41.33%	68.489	21.89%
For additional information regarding the Restructuring Transactions and the Restructuring Support Agreement and certain information provided to the Supporting Noteholders, see our Current Report on Form 8-K filed on December 23, 2020.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of this proposal to approve the Restructuring Transactions.   The proxy holders will vote all proxies received for approval unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions are treated as votes cast and will have the same effect as a vote against the proposal.
The Board has not made, nor will it make, any recommendation to stockholders regarding the exercise of rights in the Rights Offering. Our stockholders should make an independent decision about whether or not to exercise their rights. This proxy statement is not an offer to sell or the solicitation of an offer to buy any securities, including the rights or any securities issuable upon the exercise of the rights. Offers and sales of securities issuable upon exercise of the rights will only be made by means of a prospectus meeting the requirements of the Securities Act, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. In connection with the Rights Offering, we will file a Registration Statement with the SEC. No offers to sell or solicitation of offers to buy any shares of our common stock or any other securities pursuant to the rights will be made until such Registration Statement has become effective. We will also file a Registration Statement in connection with the Exchange Offer. The Exchange Offer cannot be consummated until such Registration Statement has become effective. For additional information regarding the Rights Offering and Exchange Offer, you should read the Registration Statements.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
SHARES OF CAPITAL STOCK
General
The Board has recommended and is seeking stockholder approval for amendments to our Restated Certificate of Incorporation that would increase the number of authorized shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the number of authorized shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares.
Purpose and effects of the authorized share increase proposal
The Board is recommending this increase in number of authorized shares of our common stock so that we will have sufficient authorized shares to complete the Restructuring Transactions. If our stockholders do not approve the proposal, the authorized number of shares of our common stock would remain at 26,666,667 shares and we would be unable to consummate the Restructuring Transactions. Other than the Restructuring Transactions and the establishment of an equity pool of 4,385,278 shares of our common stock for issuance by the Company for long-term incentive planning, upon such terms (including any vesting period or performance targets), in such amounts and forms of awards as the Compensation Committee of the Board determines (as detailed in Proposal 3), the Board has no other immediate plans, understandings, agreements, or commitments to issue shares of our common stock for any purposes. See “Approval of the Restructuring Transactions (Proposal 1)” for further information on the Restructuring Transactions. If Propsal 1 is not appoved, we will not amend our Restated Certificate of Incororation.
We could also use the additional shares of common stock for potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations, and investments, although we have no present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock. In addition, we could use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the proposed amendments to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 26,666,667 shares to 100,000,000 shares was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that the increase in the number of authorized shares of our common stock could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.
The additional shares of authorized common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Our issuance of additional shares of common stock may result in substantial dilution (e.g., voting rights, earnings per share, and book value per share) to our existing stockholders, and such issuances may not require subsequent stockholder approval.
If the proposal is approved, the Company intends to file an amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware, reflecting the increase in the authorized number of shares of our common stock from 26,666,667 shares to 100,000,000 shares. This description of the proposed amendment to our Restated Certificate of Incorporation is only a summary of such amendment and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article Fourth of our Restated Certificate of Incorporation, marked to show the proposed amendment, a copy of which is attached to this proxy statement as Appendix A. If adopted, the amendment to our Restated Certificate of Incorporation will become effective upon filing of the amended Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur promptly following the stockholder vote.
Recommendation and Vote Required
The Board recommends that stockholders vote “FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation that would increase the number of authorized shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the number of authorized shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. Accordingly, abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

EXECUTIVE OFFICERS
Our executive officers are as follows:
Name	Age	Position with ION
Christopher T. Usher	59	President, Chief Executive Officer and Director
Michael L. Morrison	50	Executive Vice President and Chief Financial Officer
Dale J. Lambert	62	Executive Vice President, Operations Optimization
Matthew Powers	45	Executive Vice President, General Counsel and Corporate Secretary
Scott P. Schwausch	46	Vice President, Finance and Corporate Controller
Kenneth G. Williamson	56	Executive Vice President and Chief Operating Officer, E&P Technology & Services
Mr. Usher, age 59, is our President and Chief Executive Officer. Mr. Usher joined ION in November 2012 as the Executive Vice President and Chief Operating Officer, GeoScience Division. Prior to joining our Company, Mr. Usher served as the Senior Vice President, Data Processing, Analysis and Interpretation and Chief Technology Officer (including significant merger and acquisitions responsibility) of Global Geophysical Services, Inc., a NYSE-listed seismic products and services company, since January 2010. Prior to joining Global, Mr. Usher served from October 2005 to January 2010 as Senior Director at Landmark Software and Services (including significant merger and acquisition responsibility), a division of Halliburton Company, an oilfield services company. From 2004 to 2005, he was Senior Corporate Vice President, Integrated Services, at Paradigm Geotechnology, an E&P software company. From 2000 to 2003, Mr. Usher served as President of the global data processing division of Petroleum Geo-Services (PGS), a marine geophysical contracting company. He began his career at Western Geophysical where he served in a number of roles over his 17-year tenure before becoming the Worldwide VP of Technology. Mr. Usher holds a Bachelor of Science degree in geology and geophysics from Yale University.
Mr. Morrison is our Executive Vice President and Chief Financial Officer. Prior to his appointment as Executive Vice President and Chief Financial Officer, Mr. Morrison exceled in a variety of senior positions in finance and accounting, mostly recently as Vice President of Finance and Treasurer, serving in that role since April 2016. Prior to serving as Vice President of Finance and Treasurer, Mr. Morrison served as Vice President of Finance (May 2013 — April 2016), Vice President and Corporate Controller (January 2007 —May 2013), Controller and Director of Accounting (November 2002 — January 2007) and Assistant Corporate Controller (June 2002 — November 2002). Since November 2016, Mr. Morrison has also served on the Board of Directors of INOVA Geophysical Equipment Limited, a joint venture between the Company and BGP, Inc., a subsidiary of China National Petroleum Corporation. Prior to joining the Company in 2002, Mr. Morrison was a Director of Accounting providing transaction support for an energy trading company and held a variety of positions at Deloitte & Touche, LLP, a public accounting firm. Mr. Morrison is a Certified Public Accountant. He is a graduate of Texas A&M University with a Bachelor of Business Administration.
Mr. Lambert is currently our Executive Vice President, Operations Optimization. Mr. Lambert has over 30 years of multi-disciplinary engineering and management experience leading the development and commercialization of multi-million dollar offshore products and systems. He is a significant contributor to ION’s intellectual property portfolio, creating innovative solutions that meet the technical and business challenges of our clients.
Mr. Lambert began his career at Thompson Equipment Company, where he held various engineering and management roles spanning a decade that culminated in an EVP position responsible for engineering, sales, marketing and manufacturing. There he was involved in many automation projects involving early implementations of artificial intelligence. Next he became Engineering Manager for DigiCOURSE, which ION acquired in 1998. He held engineering positions with increasing levels of responsibility between 1998-2014 in ION’s marine equipment group, where he oversaw R&D, product design and systems engineering. From 2015-2019, Mr. Lambert served as Senior Vice President and General Manager of ION’s Marine Systems group. In 2020, he was promoted to Executive Vice President of our Operations Optimization group, which includes P&L responsibility for our software and equipment businesses.

Mr. Lambert is a graduate of the University of New Orleans with a Master’s in Engineering and Bachelor’s in Electrical Engineering. He is a registered Professional Engineer in both Electrical and Controls Engineering.
Mr. Powers joined ION in 2013 as Senior Legal Counsel and held that position until February 2016 when he was promoted to Deputy General Counsel. In September 2017, he was promoted to General Counsel and Corporate Secretary, and was further promoted to Executive Vice President in October 2017. Prior to joining ION, Mr. Powers held a variety of positions in the Houston offices of Mayer Brown LLP (beginning in 2005 and ending in 2012) and Sidley Austin LLP (beginning in 2012 and ending in 2013). Mr. Powers holds a Juris Doctor from the University of Chicago Law School and a Bachelor’s degree in Economics, summa cum laude, from the University of Colorado-Denver. He is licensed to practice in Texas.
Mr. Schwausch joined ION in 2006 as Assistant Controller and held that position until June 2010 when he became Director of Financial Reporting. In May 2012, he became Controller, Solutions Business Unit, and in May 2013 became Vice President and Corporate Controller. In February 2020, Mr. Schwausch became Vice President, Finance and Corporate Controller. Mr. Schwausch held a variety of positions at Deloitte & Touche, LLP, a public accounting firm, from 2000 until he joined ION. Mr. Schwausch is a Certified Public Accountant and a Certified Management Accountant. He received a Bachelor of Science degree in accounting from Brigham Young University.
Mr. Williamson is our Executive Vice President and Chief Operating Officer, E&P Technology & Services. Mr. Williamson originally joined ION as Vice President of our GeoVentures business unit in September 2006, became a Senior Vice President in January 2007, and became Executive Vice President and Chief Operating Officer, GeoVentures Division, in November 2012 and Executive Vice President and Chief Operating Officer of E&P Technology & Services in February of 2015. Between 1987 and 2006, Mr. Williamson was employed by Western Geophysical, which in 2000 became part of WesternGeco, a seismic solutions and technology subsidiary of Schlumberger, Ltd., a global oilfield and information services company. While at WesternGeco, Mr. Williamson served as Vice President, Marketing from 2001 to 2003, Vice President, Russia and Caspian Region, from 2003 to 2005 and Vice President, Marketing, Sales & Commercialization of WesternGeco’s electromagnetic services and technology division from 2005 to 2006. Mr. Williamson holds a Bachelor of Science degree in geophysics from Cardiff University in Wales.

EXECUTIVE COMPENSATION
Introductory note: The following discussion of executive compensation contains descriptions of various employee benefit plans and employment-related agreements. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the plans and agreements, which are filed or incorporated by reference as exhibits to our annual report on Form 10-K for the year ended December 31, 2019. In this discussion, the terms “ION,” “we,” “our” and “us” refer to ION Geophysical Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (this “CD&A”) provides an overview of the Compensation Committee of the Company’s Board of Directors, a discussion of the background and objectives of our compensation programs for our senior executives, and a discussion of all material elements of the compensation of each of the executive officers identified in the following table, whom we refer to as our named executive officers (“NEOs”):
Name	Title
Christopher T. Usher	President, Chief Executive Officer and Director
Michael L. Morrison	Executive Vice President and Chief Financial Officer (starting February 1, 2020)
Steven A. Bate	Executive Vice President and Chief Financial Officer (until February 1, 2020)
Kenneth G. Williamson	Executive Vice President and Chief Operating Officer, E&P Technology & Services
Dale J. Lambert	Executive Vice President, Operations Optimization
Matthew R. Powers	Executive Vice President, General Counsel and Corporate Secretary
Executive Summary
General.   Annual compensation of our NEOs comprises three principal elements: base salary; performance-based annual non-equity incentive plan compensation (that is, annual cash bonuses); and long-term equity-based incentive awards (restricted stock, stock options, and cash-settled stock appreciation rights awards (“SARs”)). A significant portion of each NEOs’ total annual compensation is performance-based, at risk, and dependent upon our Company’s achievement of specific, measurable performance goals. Our performance-based pay closely aligns our NEOs’ interests with those of our shareholders and promotes the creation of shareholder value, without encouraging excessive risk-taking. In addition, our equity programs, combined with our executive share ownership requirements, are designed to reward long-term stock performance and encourage investment in the Company.
Annual Bonus Incentive Plan.   The Compensation Committee normally determines what bonuses, if any, the Company will pay to NEO’s in the February meeting of the next following year. As of the date of this filing, no NEO has received a bonus payment under our annual cash bonus incentive plan for 2020.
Base Salaries.   Mr. Morrison received an increase in base pay in connection with his promotion to Executive Vice President and Chief Financial Officer in February of 2020; his annual salary increased from $255,393 to $300,000. No other NEO received an increase in base pay in 2020.
In April of 2020, all NEO’s (including Mr. Morrison) took a 20% cut in their annual salaries in light of the extreme market downturn due to the COVID-19 pandemic. These cuts remain in effect and, as of the date of this filing, NEO’s salaries are not scheduled for restoration.
Long-Term Stock-Based Incentive Compensation.   Mr. Morrison received a grant of equity-based compensation in 2020, in connection with his promotion to Executive Vice President and CFO, which is described below. No other NEO received equity-based compensation in 2020.
Transition of CFO.   Mr. Bate served as Executive Vice President and Chief Financial Officer until February 1, 2020. He received certain payments pursuant to a negotiated severance agreement, which are detailed below in this filing.
Corporate Governance
Compensation Committee
The Compensation Committee of our Board reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our NEOs, and oversees matters relating to our employee compensation and benefit programs. No member of the Compensation Committee is an employee of ION. The Board has determined that each member of the Compensation Committee satisfies the definition of

“independent” as established in the NYSE corporate governance listing standards. In determining the independence of each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether the director has a relationship to our Company that is material to the director’s ability to be independent from management in the execution of his duties as a Compensation Committee member, including, but not limited to:
•
the source of compensation of the director (including any consulting, advisory or other compensatory fee paid by us to the director); and

•
whether the director is affiliated with our Company, a subsidiary or affiliate.

When considering the director’s affiliation with us for purposes of independence, the Board considered whether the affiliate relationship places the director under the direct or indirect control of our Company or its senior management, or creates a direct relationship between the director and members of senior management, in each case, of a nature that would impair the director’s ability to make independent judgments about our executive compensation.
The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. A copy of the charter can be viewed on our website at https://www.iongeo.com/investor-relations/governance/.
During 2020, the Compensation Committee met five times and took action by unanimous written consent one time.
Compensation Consultants
The Compensation Committee has the authority to engage and pay compensation consultants, independent legal counsel and other advisors in its discretion. Prior to retaining any such compensation consultant or other advisor, the Compensation Committee evaluates the independence of such advisor and evaluates whether such advisor has a conflict of interest.
Role of Management in Establishing and Awarding Compensation
On an annual basis, our Chief Executive Officer, with input from our Human Resources department, recommends to the Compensation Committee any proposed increases in base salary, bonus payments and equity awards for our NEOs (other than himself; no NEO is involved in determining his own salary increase, bonus payment or equity award). When making officer compensation recommendations, our Chief Executive Officer takes into consideration compensation benchmarks, which include data relating to the compensation of employees at comparable companies, the level of inherent importance and risk associated with the position and function, and the executive’s job performance over the previous year. See “— Objectives of Our Executive Compensation Programs — Benchmarking” and “— Elements of Compensation — Base Salary” below.
Our Chief Executive Officer, with assistance and input from senior management, also formulates and proposes to the Compensation Committee an employee bonus incentive plan for the ensuing year. For a description of our process for formulating the employee bonus incentive plan and the factors that we consider, see “— Elements of Compensation — Bonus Incentive Plan” below.
The Compensation Committee reviews and approves all compensation and awards to NEOs and all bonus incentive plans. With respect to equity compensation awarded to employees other than NEOs, the Compensation Committee reviews and approves all grants of restricted stock and stock options above 5,000 shares, generally based upon the recommendation of the Chief Executive Officer, and has delegated option and restricted stock granting authority to the Chief Executive Officer as permitted under Delaware law for grants to non-NEOs of up to 5,000 shares.
Of its own initiative, at least once a year, the Compensation Committee reviews the performance and compensation of our Chief Executive Officer and, following discussions with the Chief Executive Officer and other members of the Board, establishes his compensation level. Where it deems appropriate, the Compensation Committee will also consider market compensation information from independent sources. See “— Objectives of Our Executive Compensation Programs — Benchmarking” below.

Certain members of our senior management attend most meetings of the Compensation Committee, including our Chief Executive Officer and our General Counsel (who serves as meeting secretary). However, no member of management votes on items being considered by the Compensation Committee, and members of management are recused from meetings and portions of meetings where their personal compensation is discussed. The Compensation Committee and Board do solicit the views of our Chief Executive Officer on compensation matters, particularly as they relate to the compensation of the other NEOs and the other members of senior management reporting to the Chief Executive Officer. The Compensation Committee often conducts an executive session during meetings, during which members of management are not present.
Objectives of Our Executive Compensation Programs
General Compensation Philosophy and Policy
Through our compensation programs, we seek to:
•
attract and retain qualified and productive executive officers and key employees by providing competitive total compensation;

•
encourage our executives and key employees to drive the Company’s financial and operational performance;

•
structure compensation to create meaningful links between corporate performance, individual performance and financial rewards;

•
align the interests of our executives with those of our shareholders by providing a significant portion of total pay in the form of equity-based incentives;

•
encourage long-term commitment to our Company; and

•
limit corporate perquisites to seek to avoid perceptions both within and outside of our Company of “soft” compensation.

Our governing principles in establishing executive compensation have been:
Long-Term and At-Risk Focus.   Compensation opportunities should be composed of long-term, at-risk pay to focus our management on the long-term interests of our Company.
Equity Orientation.   Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and shareholder interests.
Competitive.   We emphasize total compensation opportunities consistent on average with our peer group of companies. Competitiveness of annual base pay and annual bonuses is more independent of stock performance than equity-based compensation. However, overall competitiveness of total compensation is generally contingent on long-term, equity-based compensation programs. Base salary, annual bonuses and employee benefits should be close to competitive levels when compared to similarly situated companies.
Focus on Total Compensation.   In making decisions with respect to any element of an NEO’s compensation, the Compensation Committee considers the total compensation that may be awarded to the NEO, including salary, annual cash bonus and long-term equity-based incentive compensation. The Compensation Committee analyzes all of these elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. In its most recent review of total compensation, the Compensation Committee determined that annual compensation amounts for our Chief Executive Officer and our other NEOs remained generally consistent with the Compensation Committee’s expectations. However, the Compensation Committee reserves the right to make changes that it believes are warranted.
Internal Pay Equity.   Our core compensation philosophy is to pay our NEOs competitive levels of compensation that best reflect their individual responsibilities and contributions to our Company, while providing incentives to achieve our business and financial objectives. While comparisons to compensation levels at other companies are helpful in assessing the overall competitiveness of our compensation program, we believe that our executive compensation program also must be internally consistent and equitable in order for our Company to achieve our corporate objectives. Over time, there have been variations in the comparative levels of compensation of NEOs and changes in the overall composition of the management team and the overall accountabilities of the individual NEOs; however, we are satisfied that total compensation received by NEOs reflects an appropriate differential for executive compensation.
These principles apply to compensation policies for all of our NEOs and key employees. We do not follow the principles in a mechanistic fashion; rather, we apply experience and judgment in determining the appropriate mix of compensation for each individual. This judgment also involves periodic review of discernible measures to determine the progress each individual is making toward agreed-upon goals and objectives.
Benchmarking
When making compensation decisions, we also look at the compensation of our Chief Executive Officer and other NEOs relative to the compensation paid to similarly situated executives at companies that we consider to be our industry and market peers — a practice often referred to as “benchmarking.” We believe, however, that a benchmark should be just that — a point of reference for measurement — but not the determinative factor for our executives’ compensation. The purpose of the comparison is not to supplant the analyses of internal pay equity, shareholder interests and the individual performance of the NEOs that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains, the Compensation Committee may elect not to use the comparative compensation information at all in the course of making compensation decisions.
Most years the Compensation Committee, with assistance from the Human Resources Department, reviews data from market surveys and other sources to assess our competitive position with respect to employee compensation. The Chief Executive Officer normally apprises the Compensation Committee of any proposed increase in any NEO’s annual base salary in the autumn board meeting and, at that same meeting, the Compensation Committee considers whether to adjust the Chief Executive Officer’s annual base salary. In 2020, the Compensation Committee elected to defer consideration of any increases to base salaries until 2021 (with the exception of Mr. Morrison, whose compensation was adjusted in connection with his promotion to Chief Financial Officer). In fact, and as further noted below, the salaries of all NEO’s were reduced by 20% in April 2020 in light of the economic downturn caused by the global pandemic.
Consideration of equity grants are normally undertaken annually, often in the February meeting. Mr. Morrison was the only NEO to receive equity awards in 2020, which were made in connection with his promotion.
In 2020, the Committee utilized data primarily from Willis Towers Watson. The Committee also engaged the services of Aon Hewitt, a leading compensation consultant, to analyze Mr. Morrison’s compensation in connection with his promotion.
Reviewing compensation data provides a starting point for our compensation analysis. We believe that the data contain relevant compensation information from companies that are representative of the sectors in which we operate, have relative size as measured by market capitalization and experience relative complexity in the business and the executives’ roles and responsibilities. We look extensively at a number of other factors beyond the data, including our estimates of the compensation at our most comparable competitors and other companies that were closest to our Company in size, profitability and complexity. We also consider an individual’s current performance, the level of responsibility, risk of attrition, market conditions, and the employee’s skills and experience, collectively, in making compensation decisions.
In the case of our Chief Executive Officer and some of our other NEOs, we also consider our Company’s performance during the person’s tenure and the anticipated level of compensation that would be required to replace the person with someone of comparable experience and skill.

In addition to our periodic review of compensation, we also regularly monitor market conditions and will adjust compensation levels from time to time as necessary to remain competitive and retain our most valuable employees.
Elements of Compensation
The primary components of our executive compensation program are as follows:
Below is a summary of each component:
Base Salary
General.   The general purpose of base salary for our NEOs is to create a base of cash compensation that is consistent with the range of base salaries for executives in similar positions at comparable companies. In addition to salary norms for persons in comparable positions at comparable companies, base salary may also reflect the nature and scope of responsibility of the position, the performance, expertise and experience of the individual employee, and the competitiveness of the market for the employee’s services. As a result, the base salary level for each individual may be above or below the target market value for the position. The Compensation Committee also recognizes that the Chief Executive Officer’s compensation should reflect the greater policy-and decision-making authority that he holds and the higher level of responsibility he has with respect to our strategic direction and our financial and operating results. As of December 31, 2020, our Chief Executive Officer’s annual base salary was 36% higher than the annual base salary for the next highest-paid NEO and 66% higher than the average annual base salary for all of our other NEOs. The Compensation Committee does not intend for base salaries to be the vehicle for long-term capital and value accumulation for our executives.
2020 Actions.   In typical years, base salaries are reviewed annually and may also be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities and changes in responsibilities, performance and contribution to ION, experience, impact on total compensation, relationship of compensation to other ION officers and employees, and changes in external market levels. No NEO received an increase in base salary in 2020, other than Mr. Morrison, in connection with his promotion. The chart below depicts the base salaries of our NEOs, together with information on their base salaries vis-à-vis the median salaries of comparable NEOs based on survey data.
Special Note on 2020 Actions
In April of 2020, in view of the extreme market downturn due to the COVID-19 pandemic, all NEOs received a 20% reduction in base pay.
Named Executive Officer	Salary Information
Christopher T. Usher	Mr. Usher’s salary prior to April 6, 2020, was $525,000. On April 6, 2020, it was reduced to $420,000. The 2019 MTCS Survey indicated that the mean CEO base salary for surveyed companies in the Services and Drilling sector was $700,000.

Named Executive Officer	Salary Information
Michael L. Morrison
Mr. Morrison’s salary after assuming the CFO role on February 1, 2020 , and through April 6, 2020, was $300,000. On April 6, 2020, it was reduced to $240,000. The 2019 MTCS Survey indicated that the mean CFO base salary for surveyed companies in the Services and Drilling sector was $410,000.
(Prior to his promotion, Mr. Morrison served as Vice President of Finance and Treasurer of the Company. His salary in 2020 when he served in this capacity was $255,393.)

Steven A. Bate	Mr. Bate’s salary in 2020 when he served as CFO was $375,000. The 2019 MTCS Survey indicated that the mean CFO base salary for surveyed companies in the Services and Drilling sector was $410,000.
Dale J. Lambert	Mr. Lambert’s salary prior to April 6, 2020, was $300,000. On April 6, 2020, it was reduced to $240,000. The 2019 MTCS Survey indicated that the mean Chief Operating Officer — Subsidiary/Group/Division base salary for surveyed companies in the Services and Drilling sectors was $376,500.
Matthew R. Powers	Mr. Powers’ salary prior to April 6, 2020, was $275,000. On April 6, 2020, it was reduced to $220,000. The 2019 MTCS Survey indicated that the mean Top Legal Executive base salary for surveyed companies in the Services and Drilling sector was $350,000.
Kenneth G. Williamson	Mr. Williamson’s salary prior to April 6, 2020, was $387,213. On April 6, 2020, it was reduced to $309,000. The 2019 MTCS Survey indicated that the mean Chief Operating Officer — Subsidiary/Group/Division base salary for surveyed companies in the Services and Drilling sectors was $376,500.
Annual Bonus Incentive Plan
Our Compensation Committee typically approves an annual employee bonus incentive plan. Our annual bonus incentive plan is intended to promote the achievement, each year, of the Company’s performance objectives as set forth in the annual operating plan. These objectives are defined early in the year, along with a target bonus pool, and these are communicated to eligible employees. The Compensation Committee believes that placing a portion of our employees’ cash compensation at-risk, and tying it to the Company’s achieving important objectives under our operating plan, incentivizes our employees in a way that aligns their interests with the interests of our shareholders.
Early in the year, management prepares an operating budget for that year and individual operating budgets for each operating unit. The budgets take into consideration our views on market opportunities, customer and sale opportunities, technology enhancements for new products, product manufacturing and delivery schedules and other operating factors known or foreseeable at the time. The Board analyzes the proposed budgets with management extensively and, after analysis and consideration, the Board approves a consolidated operating plan for the year. During this same time, our Chief Executive Officer works with various members of senior management to formulate our bonus incentive plan for the year, consistent with the operating plan approved by the Board. The annual bonus incentive plan is subject to approval by the Compensation Committee. Historically, bonuses attributable to a given year have been paid in February of the next year.
The Company’s bonus program thus includes a three-step process:
1.
At the first quarterly meeting of the Board of Directors in early February, the Compensation Committee approves a target total bonus pool (the “Target Pool”) for that calendar year. The Target Pool is based in part on approximate percentages of base salary and our expected headcount.

The Target Pool consists of two variable components: the Company’s execution of defined long-term strategic initiatives (“Key Initiatives”), and the Company’s reaching a defined cash-generation target (“Cash Generation Target”). The Key Initiatives and Cash Generation Target are derived from our annual operating plan, which is approved by the Board at that same quarterly meeting. The Target Pool, Key Initiatives, and Cash Generation Target are forward looking; that is, they are based on the Compensation Committee’s goals and expectations for the Company’s performance that year.
2.
The determination of the actual amount of the bonus pool (the “Actual Pool”) is largely backward looking. At the February meeting of the Board of Directors, in addition to approving the Target Pool for that calendar year, the Compensation Committee determines what the Actual Pool for the prior year should be. The Compensation Committee does this with reference to the Target Pool for the prior year, and the Company’s success in achieving the Key Initiatives and the Cash Generation Target for the prior year. However, the Compensation Committee has the authority to fund the Actual Pool in an amount over the Target Pool, an amount under the Target Pool, or not at all. In determining whether to deviate from the Target Pool, the Compensation Committee may consider events that unfolded during the prior year that impacted our performance as a whole that year (such as extraordinary cash generating events (e.g., sales of assets, equity raises), unanticipated governmental actions or economic conditions, indicators of growth or recession in our business segments, and other factors).

3.
Once the Actual Pool is funded, individual bonuses are determined by business unit managers by evaluating each eligible employee’s individual and team performance during the prior year (except that no manager participates in determining his or her own bonus). The computation of individual awards for NEOs is approved by the Compensation Committee in accordance with the compensation philosophy and policy described above.

Our bonus incentive plans are designed for payouts that generally track the financial performance of our Company and, to a lesser extent, achievement of the Company’s strategic objectives. The general intent of the plans is to reward key employees based on the Company’s and the employee’s performance, in each case measured against internal targets and plans. In most years when our Company’s financial performance is strong, cash bonus payments under the annual incentive plan are generally higher. Likewise, when our financial performance is low as compared to our internal targets and plans, cash bonus payments are generally lower. There are occasionally exceptions to this general trend.
2020 Bonus Incentive Plan.   The purpose of the 2020 bonus incentive plan was to provide an incentive for our participating employees to achieve their highest level of individual and business unit performance, to align the employees to accomplish and share in the achievement of our Company’s 2020 strategic and financial goals, and to prevent attrition of high performing employees to competitors. Designated employees, including our NEOs, were eligible to participate in our 2020 bonus incentive plan.
The original Target Pool under the 2020 plan was set at $7 million in February 2020. Approximately 35% of this amount ($2.5 million) was tied to the Key Initiatives for 2020, and 65% ($4.5 million) was tied to the Cash Generation Target for 2020.
In August 2020, the 2020 bonus incentive plan was modified such that the Target Pool was revised down to $2.5 million. The revised Target Pool was to be funded based on the achievement of key initiatives, but only to extent the Company met or exceeded its revised Cash Generation Target.
As noted above, the Compensation Committee normally determines the Actual Pool for the preceding year’s bonuses in February. It is anticipated that this year’s Actual Bonus Pool will be highly attenuated, if not zero.
The total compensation paid to each NEO is set forth in the graph titled “Summary Compensation Table”.
The Compensation Committee reviews the annual bonus incentive plan each year to ensure that the key elements of the plan continue to meet the objectives described above.

Long-Term Stock-Based Incentive Compensation
We structure our long-term incentive compensation to appropriately balance between rewarding performance and encouraging employee retention and stock ownership. There is no pre-established policy or target for the allocation between either cash or non-cash, or short-term and long-term incentive, compensation; however, at executive management levels, the Compensation Committee strives for compensation to focus more on longer-term incentives. In conjunction with the Board, executive management is responsible for setting and achieving long-term strategic goals. In support of this responsibility, compensation for executive management, and most particularly our Chief Executive Officer, tends to be weighted towards rewarding long-term value creation for shareholders.
The below table illustrates the mix of total compensation received by Mr. Usher, our CEO, and our other current NEOs during 2020:

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
CEO
Other NEOs (average)
Long-Term Equity
Annual Incentive
Base Salary

Our long-term incentive plans have provided the principal method for our NEOs to acquire equity or equity-linked interests in our Company.
Restricted Stock and Restricted Stock Units.   We use restricted stock and restricted stock units to focus executives on our long-term performance and to help align their compensation more directly with shareholder value. Until 2018, vesting of restricted stock and restricted stock units typically occurred ratably over three years, based solely on continued employment of the recipient-employee, and the terms of our LTIP (both prior to and after amendments to it in 2018) require restricted stock and restricted stock units granted under that plan to follow that vesting schedule unless the Compensation Committee approves a different schedule when approving the grant.
Starting in 2018, the Compensation Committee began to require that most grants of restricted stock contain not only our traditional time-based vesting restrictions, but also contain very aggressive performance-based vesting restrictions that require the stock to trade at particular levels for any vesting to occur. In addition to facilitating an ownership mentality among our employees, this recent approach to restricted shares allows a more economical use of the shares in our LTIP, as, if the vesting restrictions are satisfied, each share of restricted stock is intrinsically more valuable to an employee than each single stock option, because, in the case of a stock option, even if the stock appreciates, the employee only receives the benefit of the spread between the exercise price of the option and the value of the stock.
For the 2020 grants to Mr. Morrison, made in connection with his promotion to Executive Vice President and Chief Financial Officer, the Compensation Committee had to balance their preference for performance-based vesting restrictions with establishing a total compensation in line with the responsibilities of the chief financial officer position. Taking into account the recommendations of compensation consulting firm AON Hewitt, the Committee determined that a 50/50 ratio of time-restricted-only to fully-at-risk shares was the most appropriate, given prevailing market compensation, industry competition for executive talent, the Company’s stock price and performance hurdles used, and the available pool of equity in the Plan.
Stock Options.   Under our equity plans, stock options may be granted having exercise prices equal to the closing price of our stock on the date before the date of grant. In any event, all awards of stock options are made at or above the market price at the time of the award. The Compensation Committee will not grant stock options having exercise prices below the market price of our stock on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events, as required by the relevant plan) without the consent of our shareholders. Our stock options generally vest ratably over four years, based on continued employment, and the terms of our plan require stock options granted under that plan to follow that vesting schedule unless the Compensation Committee approves a different schedule when approving the grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option (such as voting rights or the right to receive dividends or dividend equivalents). New option grants normally have a term of ten years.
The purpose of stock options is to provide equity compensation with value that has been traditionally treated as entirely at-risk, based on the increase in our stock price and the creation of shareholder value. (However, beginning in 2018, the Compensation Committee has favored placing restricted stock grants entirely at risk by means of performance-based vesting restrictions.) Stock options also allow our NEOs and key employees to have equity ownership and to share in the appreciation of the value of our stock, thereby aligning their compensation directly with increases in shareholder value. Stock options only have value to their holder if the stock price appreciates in value from the date options are granted.
Stock option award decisions are generally based on past business and individual performance. In determining the number of options to be awarded, we also consider the grant recipient’s qualitative and quantitative performance, the size of stock option and other stock based awards in the past, and expectations of the grant recipient’s future performance. No NEOs received option awards in 2020.
Stock Appreciation Rights.   SARs grants approved by the Compensation Committee are typically 100% cash-settled. The vesting of the SARs is achieved through both a market condition and a service condition (that is, continued employment plus appreciation in the Company’s stock price). As with our stock options, exercise prices for our SARs awards are equal to the closing price of our stock on the date before the date of grant. New SARs grants normally have a term of ten years. No NEOs received SARs grants in 2020.
Approval and Granting Process.   The Compensation Committee reviews and approves all stock appreciation rights, stock option, restricted stock and restricted stock unit awards made to NEOs, regardless of amount. The Compensation Committee has granted to our Chief Executive Officer the authority to approve grants of any of the foregoing awards to any employee other than an NEO in amounts not to exceed 5,000 shares. Our Chief Executive Officer is also required to provide a report to the Compensation Committee of all awards made by him under this authority. We believe that this policy is beneficial because it enables smaller grants to be made more efficiently. This flexibility is particularly important with respect to attracting and hiring new employees, given the competitive market for talented and experienced personnel in locations where we operate.
The Board prefers, and the Company strives, for all grants of stock appreciation rights, restricted stock, restricted stock units and stock options to be made on one of four designated quarterly grant dates: March 1, June 1, September 1 or December 1. We favor these dates because they are not close to any dates on which we normally make earnings announcements or other announcements of material events. For an award to a current employee, the grant date for the award is generally the first designated quarterly grant date that occurs after approval of the award. For an award to a newly hired employee who is not yet employed by us at the time the award is approved, the grant date for the award is generally the first designated quarterly grant date that occurs after the new employee commences work. We believe that this process of fixed quarterly grant dates is beneficial because, even though a grant by the Company to an “insider”, such as an employee, is not restricted by blackout or other insider trading restrictions, we believe it is better to remove any perception that the grant date for an award could be capable of manipulation or change for the benefit of the recipient. In addition, having all grants occur on a maximum of four days during the year simplifies certain fair value accounting calculations related to the grants, thereby reducing the administrative burden associated with tracking and calculating the fair values, vesting schedules and tax-related events upon vesting of restricted stock and also lessening the opportunity for inadvertent calculation errors.
Clawback Policy
We have a Compensation Recoupment Policy (commonly referred to as a “clawback” policy), which provides that, in the event of a restatement of our financial results due to material noncompliance with applicable financial reporting requirements, the Board will, if it determines appropriate and subject to applicable laws and the terms and conditions of our applicable stock plans, programs or arrangements, seek reimbursement of the incremental portion of performance-based compensation, including performance-based bonuses and long-term equity-based incentive awards, paid to current or former NEOs within three years of the restatement date, in excess of the compensation that would have been paid had the compensation amount been based on the restated financial results.
Personal Benefits, Perquisites and Employee Benefits
Our Board and executives have concluded that we will not offer most perquisites traditionally offered to executives of similarly sized companies. As a result, perquisites and any other similar personal benefits offered to our NEOs are substantially the same as those offered to our general salaried employee population. These offered benefits include medical and dental insurance, life insurance, disability insurance, a vision plan, charitable gift matching (up to designated limits), a 401(k) plan with a company match of certain levels of contributions, flexible spending accounts for healthcare and dependent care and other customary employee benefits. Business-related relocation benefits may be reimbursed on a case-by-case basis. We intend to continue applying our general policy of not providing specific personal benefits and perquisites to our executives; however, we may, in our discretion, revise or add to any executive’s personal benefits and perquisites if we deem it advisable.
Risk Management Considerations
The Compensation Committee believes that our Company’s bonus and equity programs create incentives for employees to create long-term shareholder value. The Compensation Committee has considered the concept of risk as it relates to our compensation programs and has concluded that our compensation programs do not encourage excessive or inappropriate risk-taking. Several elements of the compensation programs are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive risk:
•
The compensation programs consist of both fixed and variable compensation. The fixed (or salary) portion is designed to provide a steady income regardless of the Company’s stock price performance so that executives do not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce positive short- and long-term corporate results, while the fixed element is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•
The financial metrics used to determine the amount of an executive’s bonus are measures the Compensation Committee believes contribute to long-term shareholder value and ensure the continued viability of the Company. Moreover, the Compensation Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall maximum bonus for each participating NEO other than our Chief Executive Officer is not expected to exceed 150% of the executive’s base salary under the bonus plan (that is, double his target bonus), and the overall bonus for our Chief Executive Officer under his employment agreement is not expected to exceed 200% of his base salary under the bonus plan (that is, double his target bonus), in each case no matter how much the Company’s financial performance exceeds the ranges established at the beginning of the year.
•
We have strict internal controls over the measurement and calculation of the financial metrics that determine the amount of an executive’s bonus, designed to keep it from being susceptible to manipulation by an employee, including our executives.

•
Stock options become exercisable over a four-year period, and SARs become exercisable over a three-year period, generally conditioned on continuing employment with the Company, and remain exercisable for up to ten years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

•
Restricted stock and SARs vest over a three-year period, generally conditioned on continuing employment with the Company, which, again, encourages executives to look to long-term appreciation in equity values. Additionally, as noted above, beginning in 2018, the majority of stock grants and SARs grants also require significant appreciation in our stock price for vesting to occur.

•
Senior executives, including our NEOs, are required to acquire over time and hold shares of our Company’s stock having a value of between one and four times the executive’s annual base salary, depending on the level of the executive. The Compensation Committee believes that the stock ownership guidelines provide a considerable incentive for management to consider the Company’s long-term interests, since a portion of their personal investment portfolio consists of our Common Stock.

•
In addition, we do not permit any of our NEOs or directors to enter into any derivative or hedging transactions involving our stock, including short sales, market options, equity swaps and similar instruments, thereby preventing executives from insulating themselves from the effects of poor company stock price performance. Please refer to “— Stock Ownership Requirements; Hedging Policy” below.

•
We have a compensation recoupment (clawback) policy that provides, in the event of a restatement of our financial results due to material noncompliance with financial reporting requirements, for reimbursement of the incremental portion of performance-based compensation, including performance-based cash bonuses and long-term equity-based incentive awards, paid to current or former NEOs within three years of the restatement date, in excess of the compensation that would have been paid had such compensation amount been based on the restated financial results. Please refer to “— Clawback Policy” above.

Consideration of Say-On-Pay Result.   At our 2020 Annual Meeting of Shareholders held on May 26, 2020, our shareholders approved all of our director nominees and proposals, including a non-binding advisory vote to approve the compensation of our NEOs (“say-on-pay”). In the advisory executive compensation vote, over 96% of the votes cast on the proposal voted in favor of our executive compensation. Our general goal is to continue to act consistently with the established practices that were approved by our shareholders. We believe that we have accomplished that goal. At our 2017 Annual Meeting, our shareholders also voted on a non-binding advisory vote on the frequency of advisory votes on executive compensation (“say-on-frequency”) and approved “every year”. The Board intends to hold advisory votes on executive compensation within the time frame approved by the shareholders. When and if our Board determines that it is in the best interest of our Company to hold our say-on-pay vote with a different frequency, we will propose such a change to our shareholders at the next annual meeting of shareholders to be held following the Board’s determination. Presently, under SEC rules, we are not required to hold another say-on-frequency vote again until our 2023 Annual Meeting of Shareholders.
Indemnification of Directors and Executive Officers
Our Bylaws provide certain rights of indemnification to our directors and employees (including our NEOs) in connection with any legal action brought against them by reason of the fact that they are or were a director, officer, employee or agent of our Company, to the full extent permitted by law. Our Bylaws also provide, however, that no such obligation to indemnify exists as to proceedings initiated by an employee or director against us or our directors unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification or (b) was authorized or consented to by our Board.

As discussed below, we have also entered into employment agreements with certain of our NEOs that provide for us to indemnify the executive to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and our Bylaws. The agreements also provide that we will provide the executive with coverage under our directors’ and officers’ liability insurance policies to the same extent as provided to our other executives.
Stock Ownership Requirements; Hedging Policy
We believe that broad-based stock ownership by our employees (including our NEOs) enhances our ability to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to each of our senior executives, including our NEOs. The policy requires each executive to retain direct ownership of at least 50% of all shares of our Company’s stock received upon exercise of stock options and vesting of awards of restricted stock or restricted stock units until the executive owns shares having an aggregate value (setting aside risk of forfeiture) equal to the following multiples of the executive’s annual base salary:
President and Chief Executive Officer — 4x
Executive Vice President — 2x
Senior Vice President — 1x
The Compensation Committee and our Chief Executive Officer may, in their discretion, grant temporary exemptions from the guidelines to prevent severe hardships to senior executives and may revisit the guidelines generally in light of the currently contemplated Restructuring Transactions. As of the date of this Proxy Statement, all of our NEOs were in compliance with the stock ownership requirements. In addition, we do not permit any of our NEOs or directors to enter into any derivative or hedging transactions with respect to our stock, including short sales, market options, equity swaps and similar instruments.
Impact of Regulatory Requirements and Accounting Principles on Compensation
Code Section 162(m) limits the Company’s ability to deduct compensation paid in any given year to our “covered employees” (as defined by Section 162(m), generally, our current and former named executive officers) in excess of $1.0 million. Prior to the enactment of legislation commonly referred to as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) provided an exception from this deduction limit for certain forms of “performance-based compensation,” which included the gain recognized by covered employees upon the exercise of compensatory stock options and on the vesting of performance share awards. The TCJA repealed the performance-based compensation exemption under Section 162(m), effective for taxable years beginning after December 31, 2017, subject to certain transition relief. This repeal means that compensation paid to our covered employees in excess of the $1.0 million compensation limitation under Code Section 162(m) will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, commonly referred to as grandfathered amounts.
In the past, our Compensation Committee generally sought to structure performance-based compensation for our covered employees in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation to the extent possible. Our Compensation Committee generally will continue to emphasize performance-based compensation, even though it may no longer be deductible. The Compensation Committee has authorized and expects in the future to authorize compensation in excess of $1.0 million to covered employees, which will not be deductible under Section 162(m), when it believes doing so is in the best interests of the Company and our stockholders.
Our Compensation Committee will endeavor to maintain the deductibility of grandfathered amounts going forward, except where it determines in its business judgment that it is in our best interest to provide for compensation that may not be fully deductible. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the guidance issued thereunder, including the uncertain scope of the transition relief for grandfathered amounts, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit in fact will satisfy the exception.

Likewise, the impact of Section 409A of the Internal Revenue Code is taken into account, and our executive compensation plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.
For accounting purposes, we apply the guidance in ASC Topic 718 to record compensation expense for our equity-based compensation grants. ASC Topic 718 is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.
Executive officers will generally recognize ordinary taxable income from stock option awards when a vested option is exercised. We generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in an NEO’s wages and the amount we may deduct is equal to the Common Stock price when the stock options are exercised less the exercise price, multiplied by the number of shares under the stock options exercised. We do not pay or reimburse any NEO for any taxes due upon exercise of a stock option. We have not historically issued any tax-qualified incentive stock options under Section 422 of the Internal Revenue Code.
Executives will generally recognize taxable ordinary income with respect to their shares of restricted stock at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant). Restricted stock unit awards are generally subject to ordinary income tax at the time of payment or issuance of unrestricted shares of stock. We are generally entitled to a corresponding federal income tax deduction at the same time the executive recognizes ordinary income.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement and required by Item 402(b) of Regulation S-K and with the management of ION. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
David H. Barr, Chairman
James M. Lapeyre, Jr.
Michael McGovern
John N. Seitz

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to or earned by our NEO’s in 2020, 2019 and 2018 (except for Messrs. Morrison and Lambert, who were not NEO’s until 2020):
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Christopher T. Usher	2020	452,308	—	—	—	—	7,831	460,139
President and CEO	2019	457,412	—	962,000	—	—	7,841	1,427,253
	2018	378,560	—	1,023,188	130,427	220,600	7,482	1,760,257
Michael L. Morrison	2020	252,457	—	153,000	—	—	7,574	413,031
Executive Vice President and Chief Financial Officer (after February 1, 2020
Steven A. Bate	2020	149,250	—	—	—	—	235,425	384,675
Executive Vice President and Chief Financial Officer (until February 1, 2020	2019	375,000	—	—	—	281,250	11,250	667,500
	2018	375,000	—	1,092,322	130,427	273,100	9,548	1,880,397
Dale J. Lambert	2020	258,462	—	—	—	—	5,261	263,723
Executive Vice President Operations Optimization
Matthew R. Powers	2020	236,923	—	—	—	—	5,712	242,635
Executive Vice President, General Counsel and Corporate Secretary	2019	275,000	—	—	—	—	5,712	280,712
	2018	275,000	—	365,943	56,027	160,200	5,654	862,824
Kenneth G. Williamson	2020	333,599	—	—	—	—	10,008	343,607
Executive Vice President and Chief Operating Officer, E&P Technology & Services	2019	387,213	—	—	—	—	11,616	398,829
	2018	387,213	—	1,086,632	130,427	211,500	9,590	1,825,362
Discussion of Summary Compensation Table
Stock Awards Column.   All of the amounts in the “Stock Awards” column reflect the grant-date fair value of awards of restricted stock made during the applicable fiscal year (excluding any impact of assumed forfeiture rates) under our LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of Common Stock. In each case, the awards of shares of restricted stock vest in one-third increments each year, over a three-year period, and all awards made starting in December 2018 (save for one-half of Mr. Usher’s September 2019 award, and one-half of Mr. Morrison’s March 2020 award) contain additional stock-price performance based restrictions. The grants and awards listed immediately after this paragraph are grants that were made in 2018 and 2019.
•
On March 1, 2018, Mr. Usher received an award of 6,605 shares of restricted stock.

•
On December 1, 2018, Mr. Usher received an award of 89,430 shares of restricted stock.

•
On September 1, 2019, Mr. Usher received an award of 130,000 shares of restricted stock.

•
On March 1, 2018, Mr. Bate received an award of 9,035 shares of restricted stock.

•
On December 1, 2018, Mr. Bate received an award of 89,430 shares of restricted stock.

•
On March 1, 2018, Mr. Williamson received an award of 8,835 shares of restricted stock.

•
On December 1, 2018, Mr. Williamson received an award of 89,430 shares of restricted stock.

•
On March 1, 2018, Mr. Powers received an award of 242 shares of restricted stock.

•
On December 1, 2018, Mr. Powers received an award of 38,443 shares of restricted stock.

Grants and awards made in 2020 are described in the “— 2020 Grants of Plan Based Awards” table below.
Option Awards Column.   All of the amounts shown in the “Option Awards” column reflect stock options granted under our 2013 LTIP and stock appreciation rights granted under our 2018 SAR Plan. In each case, the options vest 1/4 each year over a four-year period and the SARs vest 1/3 per year over a three-year period and also contain a performance-based restriction further described in the footnotes to the next following table. The time-based vesting restrictions are generally contingent on the grantee’s continued employment (with certain exceptions that allow earlier vesting, such as in the event of a change of control in the Company’s ownership or the death, disability or retirement of the grantee). The values contained in the Summary Compensation Table under the Stock Options column are based on the grant date fair value of all option awards (excluding any impact of assumed forfeiture rates). For a discussion of the valuation assumptions for the awards, see Note 10, Shareholders’ Equity and Stock-Based Compensation — Valuation Assumptions, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. All of the exercise prices for the options equal or exceed the fair market value per share of ION Common Stock on the date of grant. In addition to the grants and awards in 2020 described in the “2020 Grants of Plan-Based Awards” table below:
•
On December 1, 2018, Mr. Usher was granted 95,435 cash-settled SARs having an exercise price of $8.85 per share.

•
On December 1, 2018, Mr. Bate was granted 95,435 cash settled SARs having an exercise price of $8.85 per share.

•
On December 1, 2018, Mr. Williamson was granted 95,435 cash-settled SARs having an exercise price of $8.85 per share.

•
On December 1, 2018, Mr. Powers was granted 40,995 cash-settled SARs having an exercise price of $8.85 per share.

Other Columns.
We do not sponsor for our employees (i) any defined benefit or actuarial pension plans (including supplemental plans), (ii) any non-tax-qualified deferred compensation plans or arrangements or (iii) any nonqualified defined contribution plans.
Our general policy is that our executive officers do not receive any executive “perquisites,” or any other similar personal benefits that are different from what our salaried employees are entitled to receive. We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in the “All Other Compensation” column in the Summary Compensation Table pursuant to SEC rules.
The amounts shown in the “All Other Compensation” column for all employees, except Mr. Bate, solely consist of employer matching contributions to ION’s 401(k) plan. Mr. Bate includes employer matching contributions to ION’s 401(k) plan ($4,656), unused vacation pay ($43,269), and severance payments ($187,500).

2020 GRANT OF PLAN BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Christopher T. Usher		—	420,000	840,000				—	—	—	—
Michael L. Morrison	03/05/2020	60,000	144,000	288,000				50,000	—	—	159,000
Steven A. Bate(4)		—	—	—				—	—	—	—
Dale J. Lambert		60,000	180,000	360,000				—	—	—	—
Matthew R. Powers		55,000	132,000	264,000				—	—	—	—
Kenneth G. Williamson		77,443	232,328	464,656				—	—	—	—

(1)
Reflects the estimated threshold, target and maximum award amounts for payouts under our 2020 incentive plan to our NEOs. Under the plan, every participating NEO had the opportunity to earn a maximum of 200% of his target depending on performance of the Company against the designated performance goal, and performance of the executive against personal performance criteria.

(2)
These stock awards were granted to Mr. Morrison in March of 2020 under our LTIP. While unvested, a holder of restricted stock is entitled to the same voting rights as all other holders of Common Stock. The shares vest, if at all, in equal increments upon the first, second and third anniversary of the grant. Each vesting tranche is contingent upon the grantee remaining employed by the Company through each applicable anniversary. In addition, one half of the shares granted to Mr. Morrison require the Company’s volume weighted average stock price to meet or exceed, for twenty consecutive days prior to March 1, 2023, $17.50 for 1/3 of the award to vest; $22.50 for 2/3 of the award to vest; and $27.50 for complete vesting. The performance-based vesting restriction described in the foregoing sentence is in addition to the time-based vesting restriction. Both the time-based vesting restriction and the performance-based vesting restriction are subject to certain exceptions that allow earlier vesting (such as in the event of death, disability, or termination after a change in control of the Company’s ownership).

(3)
The values contained in the table are based on the grant date fair value of the award computed in accordance with ASC Topic 718 for financial statement reporting purposes, but exclude any impact of assumed forfeiture rates. For a discussion of valuation assumptions, see Note 12, “Shareholders’ Equity and Stock-Based Compensation”, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
Mr. Bate ceased serving as CFO, and ceased being an NEO, on February 1, 2020.

EMPLOYMENT AGREEMENTS
In recent years, we have not entered into employment agreements with employees other than our Chief Executive Officer and Chief Financial Officer. We have generally entered into employment agreements with employees only when the employee holds an executive officer position and we believe that an employment agreement is desirable for us to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the executive officer, or where we determine that an employment agreement is necessary and appropriate in light of a promotion, or to attract or retain an executive in light of market conditions, the prior experience of the executive or practices at ION with respect to other similarly situated employees.
The following discussion describes the material terms of our existing executive employment agreements with our executive officers:
Christopher T. Usher
In connection with his appointment as our President and Chief Executive Officer on June 1, 2019, Mr. Usher entered into an employment agreement with the Company. The agreement provides for Mr. Usher to serve as our President and Chief Executive Officer through August 31, 2021, with three automatic two-year renewals thereafter.
The agreement provides for Mr. Usher to receive an initial base salary of $525,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 100% of his base salary. Under our bonus plans, the terms of which are set annually, employees (including the CEO) typically have the potential to earn up to 200% of their target incentive bonus amount.
Under the agreement, and as approved by the Compensation Committee, Mr. Usher will be eligible to receive grants of (i) options to purchase shares of our Common Stock, (ii) shares of our restricted stock and (iii) stock appreciation rights (SARs). Mr. Usher will also be eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Usher to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and Bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as other company executives.
We may at any time terminate our employment agreement with Mr. Usher for “Cause”, with no severance obligations, if Mr. Usher (i) is convicted of a felony; (ii) engages in dishonesty, willful misconduct or gross neglect that results in material injury to the Company; (iii) appropriates, or attempts to appropriate, a material business opportunity of the Company; (iv) steals or embezzles from the Company; or (v) fails, after notice, to follow the reasonable instructions of the Company with respect to his employment. Any other termination by us would trigger severance obligations, as would Mr. Usher’s resignation if we adversely change his title or materially change his responsibilities, authority or status without prior notice and acceptance; substantially fail to comply with our obligations under his agreement; materially reduce his base salary or bonus opportunity without prior notice and acceptance (unless in connection with a broad-based reduction for senior executives of the Company); fail to obtain the assumption of his agreement by any successor or assignee of the Company; require him to relocate more than fifty miles from the Company’s current headquarters location; or refuse, without Cause, to renew his agreement for any of the three additional terms commencing on September 1, 2021, September 1, 2023, or September 1, 2025 (each of the foregoing constituting “good reason” under the agreement for him to resign).
In his agreement, Mr. Usher agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of two years after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. The agreement does not contain any tax gross-up benefits.
For a discussion of the provisions of Mr. Usher’s employment agreement regarding compensation to Mr. Usher in the event of a change of control affecting our Company or his termination by us without cause or by him for good reason, see “— Potential Payments Upon Termination or Change of Control — Christopher T. Usher” below.
Michael L. Morrison
In connection with his promotion to Chief Financial Officer, the Company entered into an employment agreement with Mr. Morrison effective December 22, 2020. The agreement provides for Mr. Morrison to serve as our Chief Financial Officer through January 31, 2022 (the “Initial Term”); provided, however, that such term shall be automatically extended by successive one-year periods (each, an “Additional Term”), unless employment is terminated by either party at least sixty days in advance of the expiration of the Initial Term or an Additional Term.
The agreement provides for Mr. Morrison to receive an initial base salary of $300,000 per year and be eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 60% of his base salary. Under our bonus plans, the terms of which are set annually, employees typically have the potential to earn up to 200% of their target incentive bonus amount.
Under the agreement, and as approved by the Compensation Committee, Mr. Morrison will be eligible to receive grants of (i) options to purchase shares of our Common Stock, (ii) shares of our restricted stock and (iii) stock appreciation rights (SARs). Mr. Morrison will also be eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Morrison to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and Bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as other company executives.
We may at any time terminate our employment agreement with Mr. Morrison for “Cause”, with no severance obligations, if he (i) is convicted of a felony; (ii) engages in dishonesty, willful misconduct or gross neglect that results in material injury to the Company; (iii) appropriates, or attempts to appropriate, a material business opportunity of the Company; (iv) steals or embezzles from the Company; or (v) fails, after notice, to follow the reasonable instructions of the Company with respect to his employment. Any other termination by us would trigger severance obligations, as would Mr. Morrison’s resignation for “good reason,” which would occur if we adversely change his title or materially change his responsibilities, authority or status without prior notice and acceptance; substantially fail to comply with our obligations under his agreement; materially reduce his base salary or bonus opportunity without prior notice and acceptance (unless in connection with a broad-based reduction for senior executives of the Company); fail to obtain the assumption of his agreement by any successor or assignee of the Company; require him to relocate more than fifty miles from the Company’s current headquarters location; or refuse, without Cause, to renew his agreement for any successive additional term.
In his agreement, Mr. Morrison agrees not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of one year after his employment ends. The employment agreement also contains provisions relating to protection of our confidential information and intellectual property. The agreement does not contain any tax gross-up benefits.
For a discussion of the provisions of Mr. Morrison’s employment agreement regarding compensation to Mr. Morrison in the event of a change of control affecting our Company or his termination by us without cause or by him for good reason, see “— Potential Payments Upon Termination or Change of Control — Michael L. Morrison” below.
Steven A. Bate
Mr. Bate was our Chief Financial Officer until he stepped down from that role effective February 1, 2020.
In connection with his appointment as our Executive Vice President and Chief Financial Officer on November 13, 2014, Mr. Bate entered into an employment agreement with the Company. The agreement provided for Mr. Bate to serve as our Executive Vice President and Chief Financial Officer for an initial term of three years, with automatic one-year renewals thereafter. Any change of control of our Company after November 13, 2015 would have caused the remaining term of Mr. Bate’s employment agreement to adjust automatically to a term of two years, which would have commenced on the effective date of the change of control.
The agreement provided for Mr. Bate to receive an initial base salary of $375,000 per year, and he was eligible to receive an annual performance bonus under our incentive compensation plan, with a target incentive plan bonus amount equal to 50% of his base salary beginning in 2015.
Under the agreement, and as approved by the Compensation Committee, Mr. Bate was eligible to receive grants of (i) options to purchase shares of our Common Stock and (ii) shares of our restricted stock. Mr. Bate was also eligible to participate in other equity compensation plans that are established for our key executives, as approved by the Compensation Committee. In the agreement, we also agreed to indemnify Mr. Bate to the fullest extent permitted by our Restated Certificate of Incorporation, as amended, and Bylaws, and to provide him coverage under our directors’ and officers’ liability insurance policies to the same extent as other company executives.
We could at any time terminate our employment agreement with Mr. Bate for “Cause” if Mr. Bate (i) willfully and continuously failed to substantially perform his obligations, (ii) willfully engaged in conduct materially and demonstrably injurious to our property or business (including fraud, misappropriation of funds or other property, other willful misconduct, gross negligence or conviction of a felony or any crime involving moral turpitude) or (iii) committed a material breach of the agreement. Mr. Bate could terminate his employment agreement for “Good Reason” if we breached any material provision of the agreement, assigned to Mr. Bate any duties materially inconsistent with his position, materially reduce his duties, functions, responsibilities, budgetary or other authority, or took other action that resulted in a diminution in his office, position, duties, functions, responsibilities or authority, or we relocated his workplace by more than 50 miles.
In his agreement, Mr. Bate agreed not to compete against us, assist any competitor, attempt to solicit any of our suppliers or customers, or solicit any of our employees, in any case during his employment and for a period of twelve months after his employment ended. The employment agreement also contained provisions relating to protection of our confidential information and intellectual property.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information concerning unexercised stock options (including outstanding stock appreciation rights, or SARs) and shares of restricted stock held by our named executive officers at December 31, 2020:
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher T. Usher	3,333	—	—	89.40	12/1/2022	43,336	105,306	154,430	375,265
	4,000	—	—	57.90	12/1/2023
	4,000	—	—	61.05	3/1/2024
	2,830	—	—	34.20	3/1/2025
	25,000	—	—	3.10	3/1/2026
	50,000	—	—(5)	3.10	3/1/2026
	—	—	95,435(6)	8.85	12/1/2028
Steven A. Bate(7)	—	—	—			—	—	—	—
Michael L. Morrison	1,066	—	—	87.15	12/1/2021	25,000	60,750	34,611	84,105
	1,000	—	—	89.40	12/1/2022
	666	—	—	95.85	6/1/2023
	1,000	—	—	57.90	12/1/2023
	1,000	—	—	61.05	3/1/2024
	3,014	—	—	3.10	3/1/2026
	—	—	10,249(6)	8.85	12/1/2028
Dale J. Lambert	1,173	—	—	87.15	12/1/2021	10,000	24,300	19,222	46,709
	1,200	—	—	89.40	12/1/2022
	1,333	—	—	57.90	12/1/2023
	1,333	—	—	61.05	3/1/2024
	5,000	—	—	3.10	3/1/2026
	—	—	20,498(6)	8.85	12/1/2028
Matthew R. Powers	333	—	—	71.85	9/1/2023	—	—	38,443	93,416
	333	—	—	57.90	12/1/2023
	500	—	—	61.05	3/1/2024
	5,000	—	—	3.10	3/1/2026
	3,334	—	—(5)	3.10	3/1/2026
	27,000	9,000	—	13.15	12/1/2027
	—	—	40,995(6)	8.85	12/1/2028

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth G. Williamson	3,333	—	—	87.15	12/1/2021	—	—	89,430	217,315
	3,333	—	—	89.40	12/1/2022
	4,000	—	—	57.90	12/1/2023
	4,000	—	—	61.05	3/1/2024
	7,001	—	—	34.20	3/1/2025
	35,000	—	—	3.10	3/1/2026
	50,000	—	—(5)	3.10	3/1/2026
	—	—	95,435(6)	8.85	12/1/2028

(1)
All stock option information in this table relates to nonqualified stock options granted under either our 2004 LTIP or 2013 LTIP. All of the unvested options in this table vest, if at all, 25% each year over a four-year period, generally contingent on continued employment of the grantee (with certain exceptions that allow earlier vesting such as in the event of death, disability, or retirement of the grantee or a change in control of the Company’s ownership).

(2)
Pursuant to SEC rules, the market value of each executive’s shares of unvested restricted stock was calculated by multiplying the number of shares by $2.43 (the closing price per share of our Common Stock on the NYSE on December 31, 2020).

(3)
The amounts shown represent shares of restricted stock granted under our LTIP. While unvested, the holder is entitled to the same voting rights as all other holders of Common Stock. All of the restricted stock awards are subject to the time-based vesting restrictions.

(4)
The amounts shown represent shares of restricted stock granted under our LTIP. While unvested, the holder is entitled to the same voting rights as all other holders of Common Stock. All of the restricted stock awards are subject to the time-based vesting restrictions. The shares of restricted stock awarded will vest in one-third increments each year over a three-year period, conditioned upon the recipient’s continued employment during that time; however, in addition to this time-based vesting restriction, some of the awards will not vest unless certain performance measures are satisfied, as follows:

If the 20-day volume weighted average price (the “VWAP”) per share of the Company’s common stock does not meet or exceed $17.50, none of the shares shall vest; if the VWAP meets or exceeds $17.50 but does not meet or exceed $22.50, 1/3 of the shares shall vest; if the VWAP meets or exceeds $22.50 but does not meet or exceed $27.50, 2/3 of the shares shall vest; and for full vesting, the VWAP must meet or exceed $27.50. The performance measures are in addition to the time-based vesting restriction, and vice versa.
(5)
The amounts shown reflect awards of cash-settled SARs granted on March 1, 2016 under our 2008 Stock Appreciation Rights Plan (“2008 SAR Plan”).

(6)
The amounts shown reflect awards of cash-settled SARs granted on December 1, 2018 under our SAR Plan. The shares of restricted stock awarded will vest in one-third increments each year over a three-year period, conditioned upon the recipient’s continued employment during that time; however, in addition to this time-based vesting restriction, none of the awards will vest unless certain performance measures are satisfied. The SARS have the same time-based and performance based vesting restrictions as the restricted stock, described above. The maximum value of each SAR is $18.65 per share.
(7)
Mr. Bate ceased serving as CFO, and an as NEO, effective February 1, 2020. All of his outstanding option and restricted awards expired prior to December 31, 2020.

2020 OPTION EXERCISES AND STOCK VESTED
The following table sets forth certain information with respect to the vesting of stock held by the named executive officers during the year ended December 31, 2020. (No NEO’s exercised any options.)
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher T. Usher(2)	—	—	21,664	41,378
Michael L. Morrison	—	—	—	—
Steven A. Bate(3)	—	—	89,430	238,778
Dale J. Lambert(4)	—	—	10,000	19,000
Matthew R. Powers(5)	—	—	4,000	7,600
Kenneth G. Williamson	—	—	—	—

(1)
The values realized upon vesting of stock awards contained in the table are based on the market value of our Common Stock on the date of vesting.

(2)
The value realized by Mr. Usher on the vesting of his restricted stock awards was calculated by multiplying 21,664 shares by $1.91 (the closing price per share of our Common Stock on September 1, 2020, the vesting date).

(3)
The value received by Mr. Bate on the vesting of his restricted stock awards was calculated by multiplying 89,430 shares by $2.67 (the closing price per share of our Common Stock on July 21, 2020, the vesting date). These restricted stock awards vested in accordance with Mr. Bate’s termination agreement and after Mr. Bate ceased serving as CFO, and ceased being an NEO, which occurred on February 1, 2020.

(4)
The value realized by Mr. Lambert on the vesting of his restricted stock awards was calculated by multiplying 10,000 shares by $1.90 (the closing price per share of our Common Stock on December 1, 2020, the vesting date).

(5)
The value realized by Mr. Powers on the vesting of his restricted stock awards was calculated by multiplying 4,000 shares by $1.90 (the closing price per share of our Common Stock on December 1, 2020, the vesting date).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Under the terms of our equity-based compensation plans and our employment agreements, our Chief Executive Officer and certain of our other named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change in control of our Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of December 31, 2020, are described in detail below. In the case of each employment agreement, the terms of these arrangements were established through the course of arms-length negotiations with each executive officer. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by companies in our industry group. This approach was used by the committee in setting the amounts payable and the triggering events under the arrangements. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of our Company in the context of the desirability of promoting or retaining the individual. However, these contractual severance and post-termination arrangements have not affected the decisions the Compensation Committee has made regarding other compensation elements and the rationale for compensation decisions made in connection with these arrangements.
The following summaries set forth estimated potential payments payable to each of our named executive officers upon termination of employment or a change of control of our Company under their current employment agreements (if applicable) and our stock plans and other compensation programs as if his employment had so terminated for these reasons, or the change of control had so occurred, on December 31, 2020. The Compensation Committee may, in its discretion, agree to revise, amend or add to the benefits if it deems advisable. For purposes of the following summaries, dollar amounts are estimates based on annual base salary as of December 31, 2020, benefits paid to the named executive officer in fiscal 2020 and stock and option holdings of the named executive officer as of December 31, 2020. The summaries assume a price per share of ION Common Stock of $2.43 per share, which was the closing price per share on December 31, 2020, as reported on the NYSE. The actual amounts to be paid to the named executive officers can only be determined at the time of each executive’s separation from the Company.
The amounts of potential future payments and benefits as set forth in the tables below, and the descriptions of the assumptions upon which such future payments and benefits are based and derived, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are estimates of payments and benefits to certain of our executives upon their termination of employment or a change in control, and actual payments and benefits may vary materially from these estimates. Actual amounts can only be determined at the time of such executive’s actual separation from our Company or the time of such change in control event. Factors that could affect these amounts and assumptions include the timing during the year of any such event, the price of our Common Stock, unforeseen future changes in our Company’s benefits and compensation methodology and the age of the executive.
Christopher T. Usher
Termination and Change of Control.   Mr. Usher is entitled to certain benefits under his employment agreement upon the occurrence of any of the following events:
•
we (or a successor or assign of the Company) terminate his employment other than for cause, death or disability;

•
Mr. Usher resigns for “good reason” (as described in “— Employment Agreements — Christopher T. Usher”, above, which includes the failure, by a successor-in-interest to the Company, to assume the terms of his employment agreement).

Upon the occurrence of any of the above events and conditions, Mr. Usher would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):
•
over a two-year period, a cash amount equal to two times his annual base salary in effect for the year of termination;

•
continuation of insurance coverage for Mr. Usher as of the date of his termination for a period of two years at the same cost to him as prior to the termination.

In addition, upon the occurrence of any of the above events or conditions, any time-based vesting restriction which would have been removed, had Mr. Usher remained employed for two years after the last date of his employment, will be lifted (but such awards will remain subject to the applicable performance vesting conditions and shall become fully vested only if, and only to the extent, the applicable performance conditions (such as, for example, the Company’s stock achieving and maintaining a certain price) are satisfied as provided under the applicable granting agreement).
We believe the double-trigger change-of-control benefit referenced above (that is, no benefits are triggered provided a successor assumes, and does not breach, Mr. Usher’s employment agreement) maximizes shareholder value because it motivates Mr. Usher to remain in his position following a change of control to ensure a smoother integration and transition for the new owners. Given his experience with our Company and within the seismic industry as a COO and then our CEO, we believe Mr. Usher’s severance structure is in our best interest because it ensures that for a two-year period after leaving our employment, Mr. Usher will not be in a position to compete against us or otherwise adversely affect our business.
Change of Control Under Equity Compensation Plans.   Mr. Usher and our other named executive officers currently hold outstanding awards under one or more of the following five equity compensation plans: our 2004 LTIP, our 2013 LTIP, our 2018 LTIP, our 2008 SAR Plan and our 2018 SAR Plan. Under these plans, a “change of control” will be deemed to have occurred upon any of the following (which we refer to in this section as a “Plan Change of Control”):
(1)
the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of Common Stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;

(2)
changes in directors such that the individuals that constitute the entire board of directors cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire board of directors (except in the case of election contests);

(3)
consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our Common Stock immediately following such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of our board of directors at the time the agreement for the transaction is signed; or

(4)
the sale of all or substantially all of our assets.

Upon any such “Plan Change of Control,” all of Mr. Usher’s stock options granted to him under the LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the LTIP before September of 2019 will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2018 SAR Plan will become fully exercisable. However, all unvested restricted stock awards granted to him in September of 2019 are subject to a “double trigger” for early vesting on change in control.
Death, Disability or Retirement.   Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Usher holds would automatically accelerate and become fully vested (except 65,000 of the shares of restricted stock granted to him in September of 2019 will remain subject to the performance vesting conditions, relating to the Company’s stock price, and shall become fully vested only if, and only to the extent, the applicable performance conditions are satisfied as provided under the applicable granting agreement). Upon his retirement, all unvested options and stock appreciation rights that Mr. Usher holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Usher would automatically accelerate and become fully vested upon his retirement.

Termination by Us for Cause or by Mr. Usher Other Than for Good Reason.   Upon any termination by us for cause or any resignation by Mr. Usher for any reason other than for “good reason” (as defined in his employment agreement), Mr. Usher is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.
Mr. Usher’s currently-held vested stock options and stock appreciation rights will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable plan and grant agreement. If Mr. Usher is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited. We have not agreed to provide Mr. Usher any additional payments in the event any payment or benefit under his employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, or any other “tax gross-ups” under this employment agreement.
Assuming Mr. Usher’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2020, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):
Scenario	Cash Severance ($)(1)	Bonus ($)(2)	Insurance Continuation ($)(2)	Tax Gross-Ups ($)	Value of Accelerated Equity Awards ($)(3)
Without Cause or For Good Reason	1,050,000		40,905	—	—
Termination after change in control	1,050,000		40,905	—	217,315
Change of Control (if not terminated), Death or Disability	—	—	—	—	322,621
Retirement	—	—	—	—	—
Voluntary Termination	—	—	—	—	—

(1)
Payable over a two-year period. In addition to the listed amounts, if Mr. Usher resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Usher is currently entitled to accrue up to 25 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Usher, maintaining his same levels of medical, dental and other insurance as in effect on December 31, 2020, less the amount of premiums to be paid by Mr. Usher for such coverage.

(3)
As of December 31, 2020, Mr. Usher held 197,766 unvested shares of restricted stock and 95,435 unvested cash-settled stock appreciation rights. The value of the restricted stock that would accelerate and fully vest in the event of a termination after change in control was calculated by multiplying 89,430 shares by $2.43. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, (if not terminated) Death or Disability was calculated by multiplying 132,766 shares by $2.43. Stock appreciation rights having an exercise price greater than $2.43 were calculated as having a zero value.

Michael L. Morrison
Termination and Change of Control.   Mr. Morrison is entitled to certain benefits under his employment agreement upon the occurrence of any of the following events:
•
we (or a successor or assign of the Company) terminate his employment other than for cause, death or disability;

•
Mr. Morrison resigns for “good reason” (as described in “— Employment Agreements — Michael L. Morrison”, above, which includes the failure, by a successor-in-interest to the Company, to assume the terms of his employment agreement).

Upon the occurrence of any of the above events and conditions, Mr. Morrison would be entitled to receive the following (less applicable withholding taxes and subject to compliance with non-compete, non-solicit and no-hire obligations):
•
over a one-year period, a cash amount equal to his annual base salary in effect for the year of termination;

•
continuation of insurance coverage for Mr. Morrison as of the date of his termination for a period of one year at the same cost to him as prior to the termination.

In addition, upon the occurrence of any of the above events or conditions, any time-based vesting restriction which would have been removed, had Mr. Morrison remained employed for one year after the last date of his employment, will be lifted (but such awards will remain subject to the applicable performance vesting conditions and shall become fully vested only if, and only to the extent, the applicable performance conditions (such as, for example, the Company’s stock achieving and maintaining a certain price) are satisfied as provided under the applicable granting agreement).
We believe the double-trigger change-of-control benefit referenced above (that is, no benefits are triggered provided a successor assumes, and does not breach, Mr. Morrison’s employment agreement) maximizes shareholder value because it motivates Mr. Morrison to remain in his position following a change of control to ensure a smoother integration and transition for the new owners. Given his experience with our Company and within the seismic industry, we believe Mr. Morrison’s severance structure is in our best interest because it ensures that for a one-year period after leaving our employment, Mr. Morrison will not be in a position to compete against us or otherwise adversely affect our business.
Change of Control Under Equity Compensation Plans.   Upon a “Plan Change of Control”, (see “—Christopher T. Usher — Change of Control Under Equity Compensation Plans” above), all of Mr. Morrison’s stock options granted to him under the LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the LTIP before March of 2020 will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2018 SAR Plan will become fully exercisable. However, all unvested restricted stock awards granted to him in March of 2020 are subject to a “double trigger” for early vesting on change in control.
Death, Disability or Retirement.   Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Morrison holds would automatically accelerate and become fully vested (except 25,000 of the shares of restricted stock granted to him in March of 2020 will remain subject to the performance vesting conditions, relating to the Company’s stock price, and shall become fully vested only if, and only to the extent, the applicable performance conditions are satisfied as provided under the applicable granting agreement). Upon his retirement, all unvested options and stock appreciation rights that Mr. Morrison holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Morrison would automatically accelerate and become fully vested upon his retirement.
Termination by Us for Cause or by Mr. Morrison Other Than for Good Reason.   Upon any termination by us for cause or any resignation by Mr. Morrison for any reason other than for “good reason” (as defined in his employment agreement), Mr. Morrison is not entitled to any payment or benefit other than the payment of unpaid salary and possibly accrued and unused vacation pay.
Mr. Morrison’s currently-held vested stock options and stock appreciation rights will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable plan and grant agreement. If Mr. Morrison is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited. We have not agreed to provide Mr. Morrison any additional payments in the event any payment or benefit under his employment agreement is determined to be subject to the excise tax for “excess parachute payments” under U.S. federal income tax rules, or any other “tax gross-ups” under this employment agreement.

Assuming Mr. Morrison’s employment was terminated under each of these circumstances or a change of control occurred on December 31, 2020, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):
Scenario	Cash Severance ($)(1)	Bonus ($)	Insurance Continuation ($)(2)	Value of Accelerated Equity Awards ($)(3)
Without Cause or For Good Reason	300,000	—	20,498	—
Termination after change in control	300,000	—	20,498	23,355
Change of Control (if not terminated), Death or Disability	—	—	—	84,105
Retirement	—	—	—	—
Voluntary Termination	—	—	—	—

(1)
Payable over a one-year period. In addition to the listed amounts, if Mr. Morrison resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Morrison is currently entitled to accrue up to 25 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
The value of insurance continuation contained in the above table is the total cost of COBRA continuation coverage for Mr. Morrison, maintaining his same levels of medical, dental and other insurance as in effect on December 31, 2020, less the amount of premiums to be paid by Mr. Morrison for such coverage.

(3)
As of December 31, 2020, Mr. Morrison held 59,611 unvested shares of restricted stock and 10,249 unvested cash-settled stock appreciation rights. The value of the restricted stock that would accelerate and fully vest in the event of a termination after change in control, was calculated by multiplying 9,611 shares by $2.43. The value of the restricted stock that would accelerate and fully vest in the event of a Change of Control (if not terminated), Death or Disability was calculated by multiplying 34,611 shares by $2.43. Stock appreciation rights having an exercise price greater than $2.43 per share were calculated as having a zero value.

Dale J. Lambert
Mr. Lambert is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a “Plan Change of Control” (see “— Christopher T. Usher — Change of Control Under Equity Compensation Plans” above), all of his unvested stock options granted to him under the 2013 LTIP will become fully exercisable, all restricted stock awards granted to him under the 2018 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2018 SAR Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Lambert holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Lambert holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Lambert would automatically accelerate and become fully vested upon his retirement.
The vested stock options and stock appreciation rights held by Mr. Lambert will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Lambert is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.

Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2020, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):
Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	71,009
Retirement	—	—
Voluntary Termination	—	—

(1)
If Mr. Lambert resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Lambert is currently entitled to accrue up to 25 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2020, Mr. Lambert held 29,222 unvested shares of restricted stock, unvested stock options to purchase 1,250 shares of Common Stock and 20,498 unvested cash-settled stock appreciation rights. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 29,222 shares by $2.43. Stock appreciation rights having an exercise price greater than $2.43 per share were calculated as having a zero value.

Matthew R. Powers
Mr. Powers is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a “Plan Change of Control” (see “— Christopher T. Usher — Change of Control Under Equity Compensation Plans” above), all of his unvested stock options granted to him under the 2013 LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the 2018 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2018 SAR Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Powers holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Powers holds would automatically accelerate and become fully vested. No shares of unvested restricted stock held by Mr. Powers would automatically accelerate and become fully vested upon his retirement.
The vested stock options and stock appreciation rights held by Mr. Powers will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Powers is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.
Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2020, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):
Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	93,416
Retirement	—	—
Voluntary Termination	—	—

(1)
If Mr. Powers resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Powers is currently entitled to accrue up to 25 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.
(2)
As of December 31, 2020, Mr. Powers held 38,443 unvested shares of restricted stock, unvested stock options to purchase 9,000 shares of Common Stock and 40,995 unvested cash-settled stock appreciation rights. The options having an exercise price greater than $2.43 per share were calculated as having a zero value. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 38,443 shares by $2.43. Stock appreciation rights having an exercise price greater than $2.43 per share were calculated as having a zero value.

Kenneth G. Williamson
Mr. Williamson is not entitled to receive any contractual severance pay if we terminate his employment without cause. Upon a “Plan Change of Control” (see “— Christopher T. Usher — Change of Control Under Equity Compensation Plans” above), all of his unvested stock options granted to him under the 2013 LTIP will become fully exercisable, all unvested restricted stock awards granted to him under the 2018 LTIP will automatically accelerate and become fully vested, and all unvested stock appreciation rights granted to him under the 2018 SAR Plan will become fully exercisable. Upon his death or disability, all unvested options, restricted stock and stock appreciation rights that Mr. Williamson holds would automatically accelerate and become fully vested. Upon his retirement, all unvested options and stock appreciation rights that Mr. Williamson holds would automatically accelerate and become fully vested. No unvested shares of restricted stock held by Mr. Williamson would automatically accelerate and become fully vested upon his retirement.
The vested stock options and stock appreciation rights held by Mr. Williamson will remain exercisable after his termination of employment, death, disability or retirement for periods of between three months and one year following such event, depending on the event and the terms of the applicable stock plan and grant agreement. If Mr. Williamson is terminated for cause, all of his vested and unvested stock options, unvested restricted stock, and vested and unvested stock appreciation rights will be immediately forfeited.
Assuming his employment was terminated under each of these circumstances or a change of control occurred on December 31, 2020, his payments and benefits would have an estimated value as follows (less applicable withholding taxes):
Scenario	Cash Severance ($)(1)	Value of Accelerated Equity Awards ($)(2)
Without Cause	—	—
Change of Control (regardless of termination), Death or Disability	—	217,314
Retirement	—	—
Voluntary Termination	—	—

(1)
If Mr. Williamson resigns or his employment is terminated for any reason, he may be paid for his unused vacation days. Mr. Williamson is currently entitled to accrue up to 25 vacation days per year. The above table assumes that there is no earned but unpaid base salary as of the time of termination.

(2)
As of December 31, 2020, Mr. Williamson held 89,430 unvested shares of restricted stock and 95,435 unvested cash-settled stock appreciation rights. The value of the restricted stock that would accelerate and fully vest in the event of a Change in Control, death or disability was calculated by multiplying 89,430 shares by $2.43. Stock appreciation rights having an exercise price greater than $2.43 per share were calculated as having a zero value.

2020 PENSION BENEFITS AND NONQUALIFIED PREFERRED COMPENSATION
None of our named executive officers participates or has account balances in (i) any qualified or non-qualified defined benefit plans or (ii) any non-qualified defined contribution plans or other deferred compensation plans maintained by us.

EQUITY COMPENSATION PLAN INFORMATION
(as of December 31, 2020)
The following table provides certain information regarding our equity compensation plans under which equity securities are authorized for issuance, categorized by (i) the equity compensation plans previously approved by our shareholders and (ii) the equity compensation plans not previously approved by our shareholders:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders
2004 Long-Term Incentive Plan (“2004 LTIP”)	170,263	$77.90	—
2013 Long-Term Incentive Plan (“2013 LTIP”)	363,057	$15.39	885,278
2010 Employee Stock Purchase Plan	—	—	47,241
Subtotal	533,320		932,519
Equity Compensation Plans Not Approved by Stockholders
Subtotal	0		0
Total	533,320		932,519
A description of our Stock Appreciation Rights Plans has not been provided in this sub-section because awards of SARs made under those plans may be settled only in cash.

CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Christopher T. Usher, our President and Chief Executive Officer (our “CEO”). The Company believes that this ratio is a reasonable estimate, calculated as described below.
We identified our median employee for purposes of our pay ratio disclosure for fiscal 2020 by annualizing (where applicable) fiscal 2020 annual base cash compensation for our full-time and furloughed employees (other than the CEO) globally who were employed on December 31, 2020. We chose base cash compensation as our consistently applied compensation measure, which we believe encompasses the principal method of cash compensation we use for our employees and provides a reasonable estimate of annual compensation for our employees.
For 2020, our last completed fiscal year:
•
the median of the annual total compensation of all employees of our company (other than our CEO), was $81,362; and

•
the annual total compensation of our CEO was $420,000.

Based on this information, for 2020, the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees was 5 to 1.
We selected December 31, 2020 as the date upon which we would identify the “median employee”. As of December 31, 2020, we had 419 employees worldwide. Relying upon the “de minimis exemption” in Item 402(u) of Regulation S-K (and using the total number of employees referenced in the preceding sentence for our de minimis calculation), we excluded 14 employees from five countries (in each case, excluding all employees in the jurisdiction) as follows:
Jurisdiction	No. of Employees
Brazil	2
China	4
Netherlands	1
Russia	4
United Arab Emirates	3
Our employee population, after taking into consideration the de minimis exemption, consisted of 404 individuals. We used annual total compensation as calculated in accordance with Item 402(c)(2)(x) as our compensation measure and calculated it for each of the 404 employees. We applied a British Pound Sterling (“GBP”) to U.S. dollar and Canadian Dollar (“CAD”) to U.S. dollar exchange rates as of December 31, 2020 to the compensation elements paid in the respective currencies.

DIRECTOR COMPENSATION
ION employees who are also directors do not receive any fee or remuneration for services as members of our Board. We currently have seven non-employee directors who qualify for compensation as directors. In addition to being reimbursed for all reasonable out-of-pocket expenses that the director incurs attending Board meetings and functions, our outside directors receive an annual retainer fee of $36,800. In addition, our Chairman of the Board receives an annual retainer fee of $20,000, our Chairman of the Audit Committee receives an annual retainer fee of $16,000, our Chairman of the Compensation Committee receives an annual retainer fee of $12,000, our Chairman of the Governance Committee receives an annual retainer fee of $8,000 and our Chairman of the Finance Committee receives an annual retainer fee of $8,000. Our non-employee directors also receive, in cash, $1,600 for each Board meeting attended and $1,600 for each committee meeting attended (unless the committee meeting is held in conjunction with a Board meeting, in which case the fee for committee meeting attendance is $800) and $800 for each Board or committee meeting attended via teleconference.
Each non-employee director also receives an initial grant of 533 vested shares of our Common Stock on the first quarterly grant date after joining the Board and follow-on grants each year of a number of shares of our Common Stock equal in market value to $88,000, up to an annual grant of 2,500 shares per director. If the value of 2,500 shares, on the date of the grant, is less than $88,000, then each non-employee director receives the difference, in cash, in four quarterly payments.
In view of the serious market downturn precipitated primarily by the COVID-19 pandemic, and in conjunction with the reduction in force, pay reductions and furloughs the Company undertook in 2020, the Board elected in April 2020 to reduce cash payments by 20%.
The following table summarizes the compensation earned by our non-employee directors in 2020:
Name(1)	Retainer and Meeting Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
David H. Barr	73,000	9,125	—	—	58,325(5)	140,450
James M. Lapeyre, Jr.	85,600	9,125	—	—	58,325(5)	153,050
Michael McGovern	58,000	9,125	—	—	71,651(6)	138,776
S. James Nelson, Jr.	80,800	9,125	—	—	58,325(5)	148,250
John N. Seitz	68,000	9,125	—	—	58,325(5)	135,450
Tina L. Wininger	56,000	9,125	—	—	72,218(7)	137,343
HuaSheng Zheng	45,000	9,125	—	—	58,325(5)	112,450

(1)
Christopher T. Usher, our President and Chief Executive Officer, is not included in this table because he was an employee of ION during 2020, and therefore received no compensation for his services as director. The compensation received by Mr. Usher as an employee of ION during 2020 is shown in the Summary Compensation Table contained in “— Executive Compensation”.

(2)
For the last several years, each non-employee director has been granted an annual award of 2,500 shares of ION Common Stock from our Second Amended and Restated 2013 Long-Term Incentive Plan (“2013 LTIP”) or Third Amended and Restated 2013 Long-Term Incentive Plan (“2018 LTIP”; the 2013 LTIP and the 2018 LTIP, collectively, the “LTIP”). This column shows the fair value of the grants made in 2020 (in each case using the closing price of the Company’s Common Stock on the NYSE on the date of the grant or, where applicable, the first trading date thereafter).

(3)
Received a restricted stock award on March 1, 2020. The value was calculated using the March 2, 2020 closing price on the NYSE of $3.65 per share, the first business day after the grant date.

(4)
As noted in footnote (2), each year, non-employee directors receive an annual grant of 2,500 shares of restricted stock, typically on March 1. In 2015, the Board approved an annual cash “true-up” such that, if the value of the 2,500 shares on the grant date is less than $88,000, each director will receive cash in an amount that, when added to the value of the grant, equals $88,000. The cash true-up is typically paid quarterly on June 1, September 1 and December 1 of the current year, and March 1 of the next following year. In 2020, no true-up was paid on December 1. The column to which this footnote pertains shows the value of the cash true-ups paid to each director in 2020.

(5)
Received a true-up payment of $18,887.50 on March 1, 2020 (in respect of his March 1, 2019 grant, which was valued at $75,550, based on the NYSE closing price, that day, of $13.78 per share), and $19,718.75 on each of June 1 and September 1 (in respect of his March 1, 2020 grant, valued as set forth in the table above).

(6)
Received a true-up payment of $32,213.03 on March 1, 2020 (in respect of his September 1, 2019 grant, which was valued at $64,426.07, based on the NYSE closing price, that day, of $7.40 per share), and $19,718.75 on each of June 1 and September 1 (in respect of his March 1, 2020 grant, valued as set forth in the table above).

(7)
Received a true-up payment of $32,780.79 on March 1, 2020 (in respect of her September 1, 2019 grant, which was valued at $66,933.17, based on the NYSE closing price, that day, of $7.40 per share), and $19,718.75 on each of June 1 and September 1 (in respect of her March 1, 2020 grant, valued as set forth in the table above).

As of December 31, 2020, our non-employee directors held the following unvested and unexercised ION equity awards:
Name	Unvested Stock Awards(#)	Unexercised Option Awards(#)
David H. Barr	2,500	—
James M. Lapeyre, Jr.	2,500	—
Michael Y. McGovern	2,500	—
S. James Nelson, Jr.	2,500	—
John N. Seitz	2,500	—
Tina L. Wininger	2,500	—
HuaSheng Zheng	2,500	—
Compensation Committee Interlocks and Insider Participation
The Board has determined that each member of the Compensation Committee satisfies the definition of “independent” as established under the NYSE corporate governance listing standards. No member of the Compensation Committee is, or was during 2020, an officer or employee of ION. Mr. Lapeyre is President and Chief Executive Officer and a significant equity owner of Laitram, L.L.C, which has had a business relationship with ION since 1999. During 2020, the Company paid Laitram and its affiliates $0.7 million, which consisted of manufacturing services and reimbursement of costs and less than $0.1 million for reimbursement for costs related to providing administrative and other back-office support services in connection with the Company’s Louisiana marine operations. In addition, the Company is currently subleasing approximately 47,800 square feet of office space to Laitram. See “Board of Directors and Corporate Governance — Certain Transactions and Relationships.”
During 2020:
•
No executive officer of ION served as a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of ION; and

•
No executive officer of ION served as a director of another entity, one of whose executive officers served on the Compensation Committee of ION.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO THE COMPANY’S THIRD AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN
The proposal to be voted on is approval of certain amendments to the Company’s 2013 LTIP to increase the total number of shares of our Common Stock authorized for issuance under the 2013 LTIP by 3,500,000 shares, for a total of 5,002,893 shares authorized under the 2013 LTIP. This would result in 4,400,889 shares being available for issuance under the plan.
The 2013 LTIP was adopted by our Compensation Committee and Board in February 2013 and approved by our shareholders at the 2013 Annual Meeting.
In December 2015, our Compensation Committee and Board adopted amendments to the 2013 LTIP, which were approved by our shareholders at a Special Meeting held on February 1, 2016.
On February 6, 2017, with the approval of the Board, the 2013 LTIP was further amended to allow for the withholding of shares based on an award recipient’s maximum tax obligation.
In October 2018, our Compensation Committee and Board adopted amendments to the 2013 LTIP to, among other things, increase the total number of shares available for issuance thereunder, which were approved by our shareholders at a Special Meeting held on November 30, 2018.
Our Board believes it is desirable to increase the number of shares available for issuance under the 2013 LTIP in order to (i) continue, after the Restructuring Transactions, to promote shareholder value by providing appropriate incentives to key employees and certain other individuals who perform services for our Company and (ii) continue awarding our non-employee directors with stock options, restricted stock and other forms of equity compensation as a means to retain capable directors and attract and recruit qualified new directors in a manner that promotes ownership of a proprietary interest in our Company. As of January 22, 2021, without giving effect to the proposed amendments, there were 602,004 shares committed for issuance under outstanding options or other awards under the 2013 LTIP and only 900,889 shares available for future grant and issuance to our employees and non-employee directors. The Board believes this number of available shares is insufficient to sustain our equity compensation objectives, given current market conditions, the proposed Restructuring Transactions, and the current trading price of our Common Stock, which had a closing price on the NYSE of $2.85 on January 21, 2021, and believes that the increases in the number of shares available for issuance under our 2013 LTIP is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees and directors. In determining to increase the total number of shares authorized for issuance under the 2013 LTIP to 5,002,893 (resulting in 4,400,889 shares available for issuance), the Compensation Committee and Board took into account the expected capitalization of the Company after the Restrcturing Transactions on a fully diluted basis. The various dilution scenarios discussed under Proposal 1 under “—Dilutive Effects of the Restructing Transactions” indicate that total shares outstanding could exceed 68,000,000. Establishing a share pool based on shares outstanding pre-transaction would unnecessarily restrict the Compensation Committee's ability to properly incentivize, attract and retain talent.
If the Restructuring Proposals are not approved by the requisite stockholder vote, we will not amend the 2013 LTIP.
Description of the 2013 LTIP
The material features of the 2013 LTIP are described below. The proposed amendments to the 2013 LTIP, are included as Annex B to this Proxy Statement. The following summary is qualified by reference to Annex B and the current 2013 LTIP included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019.
General.   The 2013 LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is not a “qualified plan” within the meaning of section 401 of the Internal Revenue Code. The primary objective of the 2013 LTIP is to promote the long-term financial success of our Company and to increase shareholder value by: (a) encouraging the commitment of directors and key employees and consultants, (b) motivating superior performance of key employees and consultants by means of long-term performance-related incentives, (c) encouraging and providing directors and key employees and consultants with a program for obtaining ownership interests in our Company that link and align their personal interests to those of our shareholders, (d) attracting and retaining directors and key employees and consultants by providing competitive incentive compensation opportunities and (e) enabling directors and key employees and consultants to share in the long-term growth and success of our Company.
The 2013 LTIP is administered by the Compensation Committee. The 2013 LTIP provides for the granting of stock options, stock appreciation rights, performance share awards, performance units, restricted stock, restricted stock units and other equity-based awards that provide similar benefits. Certain awards under the 2013 LTIP may be paid in cash or Common Stock, as determined by the Compensation Committee. The Compensation Committee has discretion to select the participants who will receive awards and to determine the type, size and terms of each award. Eligible participants under the 2013 LTIP include our non-employee directors, key employees and independent consultants. The Compensation Committee will also make all other determinations that it decides are necessary or desirable in the interpretation and administration of the 2013 LTIP. As of January 22, 2021, there are 7 non-employee directors, 247 key employees, and 43 independent consultants who are eligible to participate in the 2013 LTIP.
Shares Subject to the 2013 LTIP.   If our shareholders approve the proposed amendments to the 2013 LTIP and the Restructuring Proposals, the proposed amendments to the 2013 LTIP will become effective immediately upon the conclusion of the Special Meeting.
The proposed amendments to the 2013 LTIP, included as Annex B, reflects an adjustment to the number of shares of Common Stock available for issuance under the 2013 LTIP.
The Compensation Committee is currently authorized to grant awards covering, at any one time, up to 1,661,130 shares of Common Stock, with a maximum number equal to 1,661,130 of such shares being granted in the form of full-value awards.
The number of shares of Common Stock authorized under the 2013 LTIP and any awards outstanding under the 2013 LTIP is subject to adjustment to prevent the dilution of rights of plan participants resulting from stock dividends, stock splits, recapitalizations or similar transactions. The approval by shareholders of the proposed amendments to the 2013 LTIP authorizing the grant of additional shares of Common Stock and the subsequent grant of awards under the amended 2013 LTIP will have a dilutive impact on the Company’s shareholders. In determining the appropriate number of shares authorized for issuance under the 2013 LTIP, we were mindful of the dilutive impact it will have on shareholders and determined the requested increase was the appropriate amount to fund future equity grants to employees and directors over the next several years, taking into account the Restructuring Transactions. If the increase is approved, the total number of shares available for grant will be 4,400,889. This available number of shares will constitute approximately 29% of the total number of shares of our issued and outstanding Common Stock based on the total number of shares of our Common Stock outstanding as of January 22, 2021. However, taking into account the potential dilutive effect of the Restructuring Transactions, this available number of shares will only constitute approximately 8% of the total number of shares of our issued and outstanding Common Stock assuming the Restucturing Transactions are approved and consummated and the shares outstanding on a fully diluted basis is 55,782,000. By comparison, the number of shares currently authorized under the 2013 LTIP represents approximately 10% of the total number of shares of our Common Stock outstanding as of January 22, 2021. As of January 22, 2021, there were outstanding options and other equity awards with respect to 602,004 shares of our Common Stock, which represents approximately 4% of the total number of shares of Common Stock outstanding as of that date. The weighted average exercise price of our outstanding stock options is $35.45 per share. For further information regarding our equity compensation plans, please see the information set forth above in “Executive Compensation — Compensation Discussion and Analysis — Long-Term Stock-Based Incentive Compensation.”
Awards under the 2013 LTIP.   Under the 2013 LTIP, the Compensation Committee may grant awards in the form of Incentive Stock Options (ISOs), as defined in section 422 of the Internal Revenue Code, “nonstatutory” stock options (NSOs), shares of restricted stock, restricted stock units, stock appreciation rights (SARs), performance shares, performance units and other stock-based awards. ISOs and NSOs together are referred to as “options” for purposes of this description of the 2013 LTIP.

Options.   Generally, options must be exercised within ten years of the grant date, except with respect to ISO grants to a 10% or greater shareholder, which are required to be exercised within five years. The exercise price of each option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant, or 110% in the case of an ISO grant to a 10% or greater shareholder. To the extent the aggregate fair market value of shares of Common Stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those options must be treated as NSOs. The exercise price of each option is payable in cash or, in the Compensation Committee’s discretion, by the delivery of shares of Common Stock owned by the optionee, or by any combination of these methods. No option issued under the 2013 LTIP may be repriced, replaced or regranted through cancellation or by lowering the option exercise price of a previously granted option.
Restricted Stock/Restricted Stock Units.   Included in this category of awards are nonperformance-based (meaning, there are no vesting triggers related to the performance of the Company’s common stock) grants of shares of restricted stock and restricted stock units that vest over a period of time based on the participant’s continuing employment with ION or its subsidiaries. The Compensation Committee has the discretion to add performance-based vesting triggers to any award of restricted stock or restricted stock units. Unless the Compensation Committee determines otherwise at the date of grant, shares of restricted stock will carry full voting rights. Certificates for unrestricted shares of Common Stock will be delivered electronically to the participant when the restrictions on the restricted stock lapse. The Compensation Committee may also grant restricted stock units under the 2013 LTIP, which entitle the participant to the issuance of shares of our Common Stock when the restrictions on the units awarded lapse.
SARs.   Upon the exercise of a SAR, the holder will receive cash, Common Stock, or a combination thereof, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. SARs are subject to such conditions and are exercisable at such times as determined by the Compensation Committee, but the exercise price per share must at least be equal to the fair market value of a share of Common Stock on the date of grant.
Performance Shares.   Performance shares are awards of Common Stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the Compensation Committee. The Compensation Committee establishes performance objectives that may be based upon Company, business segment, participant or other performance objectives as well as the period during which such performance objectives are to be achieved. Examples of performance criteria include, but are not limited to, pre-tax or after-tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total shareholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time, including the relative improvement therein. Performance shares may be awarded alone or in conjunction with other awards. Payment of performance shares may be made only in shares of Common Stock.
Performance Units.   Performance units are awards of a right to receive shares of Common Stock contingent upon the degree to which performance objectives selected by the Compensation Committee are achieved during a specified period, subject to adjustment by the Compensation Committee. The establishment and types of performance objectives with regard to performance units is the same as described above with regard to performance shares. Performance units may be awarded alone or in conjunction with other awards. Payment on performance units may be made in shares of Common Stock or in cash.
Other Stock-Based Awards.   Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock. Other types of stock-based awards include, without limitation, deferred stock, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares, incentive awards valued by reference to the value of securities of or the performance of a specified subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored or maintained by our Company or any subsidiary, or in which our Company or any subsidiary participated. Subject to the terms of the 2013 LTIP, the Compensation Committee may determine the terms and conditions of any stock-based awards, and those terms are to be set forth in the incentive agreement with the participant.
Supplemental Payments.   The Compensation Committee, either at the time of grant or at the time of exercise of an NSO or SAR or the time of vesting of performance shares, may provide for a supplemental payment by our Company to the participant in an amount specified by the Compensation Committee. The supplemental payment amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to the exercise of the NSO or SAR, the vesting of the performance shares and the receipt of a supplemental payment in connection therewith, assuming the participant is taxed at either the maximum effective income tax rate or at a lower tax rate, as deemed appropriate by the Compensation Committee. The Compensation Committee shall have the discretion to grant supplemental payments that are payable in Common Stock or cash, determined by the Compensation Committee at the time of the payment.
Termination of Employment and Change in Control.   Except as otherwise provided in the applicable incentive agreement, if a participant’s employment or other service is terminated other than due to his death, disability, retirement or for cause, any non-vested portion of stock options or other applicable awards will terminate and no further vesting will occur. In such event, the then-exercisable options and awards will remain exercisable until the earlier of the expiration date set forth in the incentive agreement or three months after the date of termination of employment. If termination of employment is due to disability or death, (a) any restrictions on stock-based awards will be deemed satisfied and all outstanding options will accelerate and become immediately exercisable and (b) the participant’s then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. If termination of employment is due to retirement with at least five years of service, (a) all non-vested shares of restricted stock, restricted stock units and other awards other than stock options will terminate and no further vesting will occur, (b) all outstanding non-vested stock options will accelerate and become immediately exercisable and (c) the participant’s then exercisable options will remain exercisable until the earlier of the expiration date of such options or one year following termination. Upon termination for cause, all vested and non-vested options and unvested restricted stock will expire at the effective date of termination. Upon a “change in control” (as defined below), any restrictions on stock-based awards will be deemed satisfied, all outstanding options and SARs will accelerate and become immediately exercisable and all the performance shares and any other stock-based awards will become fully vested and deemed earned in full.
Under the 2013 LTIP, a “change in control” will be deemed to have occurred upon any one or more of the following:
(1)   the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of Common Stock other than acquisitions directly from ION, acquisitions by ION or an employee benefit plan maintained by ION, or certain permitted acquisitions in connection with a business combination described in sub-paragraph (3) below;
(2)   changes in directors such that the individuals that constitute the entire Board cease to constitute at least a majority of directors of the Board, other than new directors whose appointment or nomination for election was approved by a vote of at least a majority of the directors then constituting the entire Board (except in the case of election contests);
(3)   consummation of a reorganization, merger, consolidation or similar business combination involving ION, unless (i) owners of our Common Stock immediately preceding such transaction together own more than 50% of the total outstanding stock or voting power of the entity resulting from the transaction and (ii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of our Board at the time the agreement for the transaction is signed; or
(4)   the sale of all or substantially all of the Company’s assets.
Transferability.   Awards granted under the 2013 LTIP are not transferable or assignable and cannot be pledged, or otherwise encumbered other than by will or the laws of descent and distribution. However, with respect to awards that are not Incentive Stock Options, the Compensation Committee may, in its discretion, authorize all or a portion of the award to be granted on terms that permit transfer by the participant to (i) the members of the participant’s immediate family, (ii) a trust or trusts for the exclusive benefit of immediate family members, (iii) a partnership in which immediate family members are the only partners, (iv) any other entity owned solely by immediate family members or (v) pursuant to a qualified domestic relations order. Following any permitted transfer, the award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment as set out in the plan shall continue to be applied with respect to the original grantee, and the award shall be exercisable by the transferee only to the extent, and for the periods, specified in the incentive agreement.
Except as provided above, shares of restricted stock and/or restricted stock units may not be sold, transferred, pledged or assigned until the end of the applicable period of restriction established by the Compensation Committee and specified in the incentive agreement (and in the case of restricted stock units, until the date of delivery or other payment), and performance shares and performance units may not be sold, transferred, pledged or assigned until the end of the applicable performance period established by the Compensation Committee and specified in the incentive agreement (and, in the case of performance units, until the date of delivery or other payment), and the performance criteria have been met and confirmed by the Compensation Committee. All rights with respect to restricted stock, restricted stock units, performance shares and performance units shall be available during the grantee’s lifetime only to the grantee, except as otherwise provided in the applicable incentive agreement.
Federal Tax Consequences.   The U.S. federal income tax discussion that follows is intended for general information only and is based on current regulations. State and local income tax consequences are not discussed, and may vary from locality to locality.
NSOs.   An optionee who is granted an NSO will not realize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and ION will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired equal the exercise price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize long- or short-term capital gain or loss, depending upon the length of time the shares are held after the option is exercised.
ISOs.   An optionee is generally not taxed at the time an ISO is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of ION or a subsidiary at all times from the date of grant until three months preceding exercise, or one year in the case of death or disability, and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option. If the optionee satisfies both the employment rule and the holding rule, then, for regular federal income tax purposes, the optionee will not realize income upon exercise of the option and we will not be allowed an income tax deduction. The difference between the option exercise price and the amount realized upon sale or disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an option by the estate of an optionee, provided that the optionee satisfied the employment rule as of the date of such optionee’s death. If the optionee meets the employment rule but fails to observe the holding rule, a sale of the shares would be considered to be a “disqualifying disposition,” in which case the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as long-term or short- term capital gain, depending on the length of time the stock was held after the option was exercised. If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option exercise price. In both situations, our tax deduction will be limited to the amount of ordinary income recognized by the optionee. Different consequences apply for an optionee who is subject to the alternative minimum tax under the Internal Revenue Code.
Restricted Stock and Restricted Stock Units.   Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient has previously elected to accelerate recognition income as of the date of grant. Restricted stock unit awards are generally subject to ordinary income tax at the time of the issuance of unrestricted shares. Unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing instances, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.
SARs.   Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then-current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs.
However, upon the settlement of a SAR, we will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
Performance Shares and Performance Units.   A participant is not taxed upon the grant of performance shares or performance units. Upon receipt of the shares or cash underlying the award, the participant will be taxed at ordinary income tax rates on the amount of cash received or the current fair market value of stock received, and we will be entitled to a corresponding tax deduction. The participant’s basis in any shares acquired pursuant to the settlement of performance shares or performance units will be equal to the amount of ordinary income on which he was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.
Withholding.   We have the right to reduce the number of shares of Common Stock deliverable pursuant to the 2013 LTIP by an amount that would have a fair market value up to the maximum amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that we reasonably believe will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the 2013 LTIP or otherwise.
The foregoing is only a summary of the effects of U.S. federal income taxation upon plan participants and the Company with respect to the grant and exercise of awards under the 2013 LTIP based on the U.S. federal income tax laws in effect as of the date of this Proxy Statement. It does not intend to be exhaustive and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable or the gift, estate, excise (including application of Section 409A of the Internal Revenue Code), or any tax law other than U.S. federal income tax law. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2013 LTIP.
New Plan Benefits.   It is not possible to predict the individuals who will receive future awards under the 2013 LTIP or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee. However, please refer to the description of grants made to our named executive officers in the fiscal year 2020 described in the “Executive Compensation — 2020 Grants of Plan-Based Awards” table above. Grants made to our non-employee directors in the last fiscal year are described under “Executive Compensation — Director Compensation” above. On January 21, 2021, the closing price of a share of our Common Stock on the NYSE was $2.85.
Termination or Amendment of the 2013 LTIP.   The Board may amend, alter or discontinue the 2013 LTIP at any time. The Board or the Compensation Committee may amend the terms of any award previously granted; however, no amendment or discontinuance may impair the existing rights of any participant without the participant’s consent. The Board may not amend the 2013 LTIP without shareholder approval if the amendment would (i) materially increase the benefits received by participants, (ii) materially increase the maximum number of shares that may be issued under the plan, (iii) materially modify the plan’s eligibility requirements or (iv) require shareholder approval as a matter of law or under rules of the NYSE.
The 2013 LTIP also provides that stock options granted under the plan will not be (i) repriced by lowering the exercise price after grant or (ii) replaced or regranted through cancellation. In addition, we will seek the approval of our shareholders for any amendment if approval is necessary to comply with the Internal Revenue Code, federal or state securities laws or any other applicable rules or regulations. Unless sooner terminated, the 2013 LTIP will expire on May 21, 2023, and no awards may be granted under the 2013 LTIP after that date.
Required Vote
The proposal to approve the amendments to the 2013 LTIP requires a majority of the votes cast on the proposal.

The Board recommends a vote “FOR” the
approval of the proposal to amend the 2013 LTIP.

OTHER MATTERS
Our Bylaws provide that business transacted at any special meeting of shareholders shall be limited to the purposes stated in a resolution approved by a majority of the Board or a committee designated for such purpose by the Board. Accordingly, no business other than the identified proposals shall be conducted at the Special Meeting.
SOLICITATION OF PROXIES
The entire expense of preparing and mailing this Proxy Statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by us. In addition to the use of the mail, we or certain of our employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. The entire cost of the proxy solicitation will be borne by us.
Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of our Common Stock that such institutions hold of record, and we will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.
HOUSEHOLDING OF PROXIES
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for this Proxy Statement with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding, please notify your broker if your shares are held in a brokerage account or notify us if you hold registered shares.
At any time, you may request a separate copy of this Proxy Statement by sending a written request to Matthew Powers, Executive Vice President, General Counsel and Corporate Secretary, ION Geophysical Corporation, 2105 CityWest Boulevard, Suite 100, Houston, Texas 77042-2855
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this proxy statement from the date we file that document. We incorporate by reference into this proxy statement the following documents or information filed with the SEC (File No. 001-12691) other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules:
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 6, 2020; and

•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, August 6, 2020 and November 5, 2020, respectively.

Any documents incorporated by reference into this proxy statement are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.iongeo.com. Such information will also be furnished without charge upon written request to ION Geophysical Corporation, 2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2855, Attention: Investor Relations. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this proxy statement or any other filings we make with the SEC.
This Proxy Statement has been approved by the Board of Directors and is being made available to shareholders by its authority.
Matthew Powers
Executive Vice President, General Counsel
and Corporate Secretary

ANNEX A:
Proposed Amendments to Certificate of Incorporation
The following sets forth the text of the proposed amendments to the Company’s Restated Certificate of Incorporation. Proposed deletions are struck out and proposed additions are underlined.
“FOURTH:
SECTION 1.   Capitalization.   The Corporation is authorized to issue ~~thirty-one million six hundred sixty-six thousand six hundred sixty-seven (31,666,667)~~ 105,000,000 shares of capital stock. ~~Twenty-six million six hundred sixty-six thousand six hundred sixty-seven (26,666,667)~~ 100,000,000 shares of the authorized shares shall be common stock, one cent ($0.01) par value each (“Common Stock”), and five million (5,000,000) of the authorized shares shall be preferred stock, one cent ($0.01) par value each (“Preferred Stock”).
Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Restated Certificate of Incorporation.
Upon effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware, as amended, of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation (this “Certificate of Amendment”), each fifteen (15) shares of the Corporation’s Common Stock, either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional shares upon the submission of a transmittal letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of the fractional shares resulting from the aggregation and sale by the Corporation’s transfer agent of all fractional share interests attributable to the fractional shares otherwise issuable. Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.”

A-1

ANNEX B:
Proposed Amendments to 2013 LTIP
The following sets forth the text of the proposed amendments to the Company’s Third Amended and Restated 2013 Long-Term Incentive Plan. Proposed deletions are struck out and proposed additions are underlined.
1.4
Shares of Common Stock Available for Incentive Awards

Subject to this Section 1.4 and subject to adjustment under Section 7.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised or settled in Common Stock) ~~1,661,130~~ 5,002,893 Shares of Common Stock.
The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder; provided, however, the aggregate number of Shares which may be issued upon exercise of ISOs shall in no event exceed ~~1,661,130~~ 5,002,893 Shares (subject to adjustment pursuant to Section 7.5).
Subject to adjustment under Section 7.5 and the limit set forth above, the following additional limits are imposed under the Plan:
(a)   At no time shall the number of Shares issued pursuant to Full-Value Awards exceed ~~1,661,130~~ 5,002,893 Shares.
(b)   The maximum number of Shares that may be covered by Incentive Awards granted to any one individual shall be ~~1,661,130~~ 5,002,893 Shares during any one calendar-year period.
(c)   For Performance Shares and/or Performance Units that are intended to qualify for the Performance-Based Exception, no more than ~~1,661,130~~ 5,002,893 Shares may be delivered to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Performance Shares and/or Performance Units are earned ends in the same year in which it begins or in a later calendar year; provided that Performance Shares and/or Performance Units described in this paragraph (c) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If the Performance Shares and/or Performance Units are denominated in Shares but are settled in an equivalent amount of cash, the foregoing limit shall be applied as though the Incentive Award was settled in Shares; and (ii) If delivery of Shares or cash is deferred until after Performance Shares and/or Performance Units have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.
(d)   For Supplemental Payments that are intended to qualify for the Performance-Based Exception, no more than $2,000,000 may be paid to any one Grantee for Performance Periods beginning in any one calendar year, regardless of whether the applicable Performance Period during which the Supplemental Payment is earned ends in the same year in which it begins or in a later calendar year; provided that Supplemental Payments described in this paragraph (d) that are intended to qualify for the Performance-Based Exception shall be subject to the following: (i) If a Supplemental Payment is denominated in cash but an equivalent amount of Shares is delivered in lieu of delivery of cash, the foregoing limit shall be applied as though the Supplemental Payment was settled in cash; and (ii) if delivery of Shares or cash is deferred until after the Supplemental Payment has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the Supplemental Payment is earned shall be disregarded.

B-1

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 1:00 a.m., Central Time, on February 23, 2021.OnlineGo to www.investorvote.com/IO or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.investorvote.com/IO 2021 Special Meeting Proxy Cardq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+A Proposals — The Board of Directors recommends a vote FOR Proposals 1-3.For Against AbstainFor Against Abstain1. Vote to approve the Restructuring Transactions.2. Vote to approve amendments to the Company’s RestatedCertificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares. 3. Vote to approve an amendment to the Company’sThird Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement is hereby acknowledged. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X+

Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IOq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy - ION Geophysical Corporation+Notice of 2021 Special Meeting of ShareholdersProxy Solicited by Board of Directors for Special Meeting — February 23, 2021, 10:30 A.M. Central Time2105 CityWest Boulevard, Suite 100Houston, Texas 77042James L. Lapeyre, Jr. and Christopher T. Usher, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of ION Geophysical Corporation to be held on February 23, 2021, or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals1-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.2021 Special Meeting Proxy Cardq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q+A Proposals — The Board of Directors recommends a vote FOR Proposals 1-3. ForAgainst Abstain1. Vote to approve the Restructuring Transactions.2. Vote to approve amendments to the Company’s RestatedCertificate of Incorporation to increase the authorized number of shares of the Company’s capital stock from 31,666,667 shares to 105,000,000 shares and the authorized number of shares of the Company’s common stock from 26,666,667 shares to 100,000,000 shares. ForAgainst Abstain 3. Vote to approve an amendment to the Company’sThird Amended and Restated 2013 Long Term Incentive Plan (the “LTIP”) to increase the total number of shares of our common stock issuable thereunder. ForAgainst Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.The undersigned hereby revokes all previous proxies given. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement is hereby acknowledged. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.03DE3C 1 U P X+